Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

TO TERM LOAN CREDIT AGREEMENT

This SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT, dated as of March 24, 2026 (this “Second Amendment”), is entered into by and among Synergy CHC Corp., a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each, a “Guarantor” and, collectively, the “Guarantors”), the Lenders (as defined below) party hereto, ACP Agency, LLC (“ACP”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and ACP, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and, together with the Administrative Agent, each, an “Agent” and, collectively, the “Agents”).

RECITALS

WHEREAS, the Borrower, each Guarantor, the lenders from time to time party thereto (the “Lenders”) and the Agents are parties to that certain Term Loan Credit Agreement, dated as of May 30, 2025, as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of June 24, 2025 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Existing Credit Agreement”; as amended by this Second Amendment and as may be further amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein (including in the preamble hereto) that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Loan Parties have requested that the Agents and the Lenders agree to make certain amendments to the Existing Credit Agreement as set forth herein, and the Agents and the Lenders are willing to agree to the foregoing, subject to the terms and conditions and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT

Solely upon satisfaction of the conditions set forth in Section 2 hereof, each of the parties hereto agrees that the Existing Credit Agreement (excluding any Exhibits or Schedules) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text ) as set forth in the pages of the Existing Credit Agreement, as so amended and attached as Exhibit A hereto.

Section 2. CONDITIONS TO EFFECTIVENESS

This Amendment is effective upon the satisfaction or waiver, as determined by the Agents, of all of the following conditions precedent (the “Second Amendment Effective Date”):

A. Second Amendment. Each Loan Party, the Agents and the Lenders shall have executed this Second Amendment and delivered such counterparts to the Administrative Agent.

B. Lender Warrant. The Borrower shall have issued that certain Common Stock Purchase Warrant to the Lender, in the form attached as Exhibit B hereto.

C. Amended and Restated Fee Letter. Each Loan Party and the Administrative Agent shall have executed that certain Amended and Restated Fee Letter and delivered such counterparts to the Administrative Agent.

D. Officer’s Certificate. The Agents shall have received a duly executed Officer’s Certificate which shall certify as to (i) the satisfaction of the conditions set forth in Section 2 of this Second Amendment, (ii) a copy of the resolutions or written consents of the Loan Parties authorizing (x) the transactions contemplated by this Second Amendment and the Loan Documents entered into in connection therewith, and (y) the execution, delivery and performance of each Loan Party of this Second Amendment and any other Loan Documents to which such Loan Party is or will be a party, (iii) copies of the Governing Documents and authorized signatories of each Loan Party (or, to the extent applicable, no change to such Governing Documents and authorized signatories since the most recently delivered Officer’s Certificate setting forth such information) and (iv) copies of certificates of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as to the subsistence in good standing of, and if applicable, the payment of taxes by, such Loan Party in such jurisdictions.

E. Resolutions. The Agents shall have received copies of resolutions of each Loan Party’s board of directors (or similar governing body) authorizing the execution, delivery and performance of this Second Amendment and the related Loan Documents to be entered into in connection with this Second Amendment (such documents, together with this Second Amendment, the “Second Amendment Documents”) and the consummation of the transactions contemplated hereby and thereby.

F. Costs, Fees and Expenses. In connection with the transactions contemplated by this Second Amendment, the Borrower shall have reimbursed the Agents for all reasonable out-of-pocket costs, fees and expenses (including reasonable attorneys’ fees of counsel for the Agents) and shall have paid a portion of the KTBS Installment Fee (as defined in the Credit Agreement ) to KTBS Law LLP in the amount of $55,000.

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Section 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Second Amendment and to modify the Existing Credit Agreement in the manner provided herein, each Loan Party represents and warrants to the Agents and the Lenders that the following statements are true, correct and complete:

A. Corporate Power and Authority. Such Loan Party has all requisite corporate power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Second Amendment and the Credit Agreement.

B. Authorization of Agreements. The execution and delivery of this Second Amendment and the performance of this Second Amendment and the Credit Agreement have been duly authorized by all necessary corporate action on the part of such Loan Party.

C. No Conflict. The execution and delivery by such Loan Party of this Second Amendment and the performance by such Loan Party of this Second Amendment and of the Credit Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, its organizational documents or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Permitted Liens), or (iv) require any approval of stockholders or any approval or consent of any Person under any material contract of such Loan Party, except for those that have been obtained.

D. Governmental Consents. The execution and delivery by such Loan Party of this Second Amendment and the performance by such Loan Party of the Second Amendment and the Credit Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for those that have been obtained.

E. Binding Obligation. This Second Amendment has been duly executed and delivered by such Loan Party and this Second Amendment and the Credit Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties from Credit Agreement. Immediately after giving effect to this Second Amendment on the Second Amendment Effective Date and effective as of the Second Amendment Effective Date, the representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier is not applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty are true and correct on and as of such earlier date).

G. Absence of Default. After giving effect to this Second Amendment, and except as otherwise waived by Administrative Agent in writing, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute a Default or an Event of Default.

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Section 4. MISCELLANEOUS

A. Effect on the Existing Credit Agreement and the Loan Documents; No Other Waivers or Amendments.

(i) On and after the Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Credit Agreement.

(ii) Except as specifically amended or otherwise modified by this Second Amendment, the text of the Existing Credit Agreement and all the Loan Documents shall remain unchanged.

(iii) The execution, delivery and performance of this Second Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agents or the Lenders under, the Existing Credit Agreement or any of the Loan Documents.

(iv) This Second Amendment shall not constitute a modification of the Existing Credit Agreement or a course of dealing between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, at variance with the Existing Credit Agreement such as to require further notice by the Agents or the Lenders to any Loan Party to require strict compliance with the terms of the Credit Agreement and the Loan Documents in the future, except as expressly set forth herein. Each Loan Party acknowledges and expressly agrees that the Agents and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the Loan Documents. None of the Loan Parties has knowledge of any challenge to or defense or offset against each Agent’s or each Lender’s claims arising under the Existing Credit Agreement or the Loan Documents or the effectiveness of the Existing Credit Agreement and the Loan Documents.

B. Reaffirmation. Each Loan Party hereby acknowledges and reaffirms all of its obligations and undertakings under the Existing Credit Agreement and each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after giving effect to and taking account of the provisions of this Second Amendment and the Second Amendment Documents, the Existing Credit Agreement, as modified by this Second Amendment, and each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

C. Expenses. Each Borrower acknowledges that all expenses as described in Section 11.4 of the Credit Agreement incurred by the Agents and its counsel with respect to this Second Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

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D. Governing Law; Other Provisions. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACT MADE AND TO BE PERFORMANCE IN THE STATE OF NEW YORK. In addition to and without limitation of any of the foregoing, this Second Amendment shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 11.10, 11.11 and 11.12 of the Credit Agreement, mutatis mutandi.

E. Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibitions or unenforceability without the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

F. Integration. This Agreement, together with the Existing Credit Agreement and other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, made before the date hereof.

G. Headings. Section headings in this Second Amendment are included herein for the convenience of reference only and shall not constitute a part of this Second Amendment for any other purposes.

H. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment by email shall be equally as effective as delivery of an original executed counterpart of this Second Amendment. Any party delivering an executed counterpart of this Second Amendment by email also shall deliver an original executed counterpart of this Second Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Second Amendment.

[The remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

SYNERGY CHC CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amendment to Term Loan Credit Agreement]

GUARANTORS:

SYNERGY CHC INC.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chairman and Chief Executive Officer

HAND MD CORP.

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amendment to Term Loan Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

ACP AGENCY, LLC

By:	/s/ Peter Eschmann
Name:	Peter Eschmann
Title:	Authorized Person

[Signature Page to Second Amendment to Term Loan Credit Agreement]

LENDERS:

ACME CREDIT PARTNERS FUND I, LP

By: Acme Credit Investors LLC, its general partner

By: Acme Credit Partners LLC, its managing member

By:	/s/ Peter Eschmann
Name:	Peter Eschmann
Title:	Managing Partner

[Signature Page to Second Amendment to Term Loan Credit Agreement]

Exhibit A

Existing Credit Agreement, as Amended

(attached)

As amended by the First Amendment to Term Loan Credit Agreement, dated as of June 24, 2025
As amended by the Second Amendment to Term Loan Credit Agreement, dated as of March 24, 2026

TERM LOAN CREDIT AGREEMENT

Dated as of May 30, 2025

by and among

SYNERGY CHC CORP.,

as Borrower,

EACH SUBSIDIARY OF THE BORROWER

LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

ACP AGENCY, LLC,

as Administrative Agent,

and

ACP AGENCY, LLC,

as Collateral Agent

Table of Contents

		Page
ARTICLE I DEFINITIONS; CERTAIN TERMS		1

Section 1.1.	Definitions	1
Section 1.2.	Terms Generally	47
Section 1.3.	Certain Matters of Construction	48
Section 1.4.	Accounting and Other Terms	~~49~~48
Section 1.5.	Pro Forma Calculations.	49
Section 1.6.	Time References	~~50~~50
Section 1.7.	Obligation to Make Payments in Dollars	50
Section 1.8.	Interest Rates Disclaimer	50

ARTICLE II THE LOANS		~~51~~50

Section 2.1.	Commitments	~~51~~50
Section 2.2.	Making the Loans	51
Section 2.3.	Repayment of Loans; Evidence of Debt	~~52~~52
Section 2.4.	Interest	~~53~~53
Section 2.5.	Reduction of Commitment; Prepayment of Loans	~~54~~54
Section 2.6.	Fees	57
Section 2.7.	Term SOFR Rate Option; Benchmark Replacement	58
Section 2.8.	Funding Losses	~~61~~61
Section 2.9.	Taxes	61
Section 2.10.	Increased Costs and Reduced Return	~~65~~65
Section 2.11.	Changes in Law; Impracticability or Illegality	~~66~~66
Section 2.12.	Replacement of Lenders	~~67~~67
Section 2.13.	Incremental Facilities	68

ARTICLE III [INTENTIONALLY OMITTED]		~~69~~69

ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS		~~69~~69

Section 4.1.	Payments; Computations and Statements	~~69~~69
Section 4.2.	Sharing of Payments	~~70~~70
Section 4.3.	Apportionment of Payments	71
Section 4.4.	Defaulting Lenders	~~72~~72

ARTICLE V CONDITIONS TO LOANS		~~73~~73

Section 5.1.	Conditions Precedent to Effectiveness	73

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Section 5.2.	Conditions Precedent to All Loans	~~78~~78
Section 5.3.	Conditions Subsequent to Effecitveness	79

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~80~~81

Section 6.1.	Representations and Warranties	~~80~~81

ARTICLE VII COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS		~~89~~90

Section 7.1.	Affirmative Covenants	~~89~~90
Section 7.2.	Negative Covenants	~~100~~98
Section 7.3.	Financial Covenants	~~106~~105

ARTICLE VIII EVENTS OF DEFAULT		~~107~~106

Section 8.1.	Events of Default	~~107~~106

ARTICLE IX AGENTS		~~110~~109

Section 9.1.	Appointment	~~110~~109
Section 9.2.	Nature of Duties; Delegation	~~112~~110
Section 9.3.	Rights, Exculpation, Etc.	~~112~~110
Section 9.4.	Reliance	~~113~~111
Section 9.5.	Indemnification	~~113~~111
Section 9.6.	Agents Individually	~~114~~111
Section 9.7.	Successor Agent	~~114~~112
Section 9.8.	Collateral Matters	~~114~~112
Section 9.9.	Agency for Perfection	~~117~~114
Section 9.10.	No Reliance on any Agent’s Customer Identification Program	~~117~~114
Section 9.11.	No Third-Party Beneficiaries	~~118~~115
Section 9.12.	No Fiduciary Relationship	~~118~~115
Section 9.13.	Reports; Confidentiality; Disclaimers	~~118~~115
Section 9.14.	Collateral Custodian	~~119~~116
Section 9.15.	Collateral Agent May File Proofs of Claim	~~119~~116
Section 9.16.	Erroneous Distribution.	~~119~~116

ARTICLE X GUARANTY		~~120~~117

Section 10.1.	Guaranty	~~120~~117
Section 10.2.	Guaranty Absolute	~~120~~117
Section 10.3.	Waiver	~~124~~118

Section 10.4.	Continuing Guaranty; Assignments	~~121~~118
Section 10.5.	Subrogation	~~122~~119
Section 10.6.	Contribution	~~122~~119

ARTICLE XI MISCELLANEOUS		~~123~~120

Section 11.1.	Notices, Etc.	~~123~~120
Section 11.2.	Amendments, Etc.	~~125~~122
Section 11.3.	No Waiver; Remedies, Etc.	~~127~~124
Section 11.4.	Expenses; Taxes; Attorneys’ Fees	~~127~~125
Section 11.5.	Right of Set-off	~~128~~126
Section 11.6.	Severability	~~129~~126
Section 11.7.	Assignments and Participations	~~129~~126
Section 11.8.	Counterparts	~~133~~130
Section 11.9.	Governing Law	~~133~~130
Section 11.10.	Consent to Jurisdiction; Service of Process and Venue	~~133~~131
Section 11.11.	Waiver of Jury Trial, Etc.	~~135~~132
Section 11.12.	Consent by the Agents and Lenders	~~135~~132
Section 11.13.	No Party Deemed Drafter	~~135~~133
Section 11.14.	Reinstatement; Certain Payments	~~135~~133
Section 11.15.	Indemnification; Limitation of Liability for Certain Damages	~~136~~133
Section 11.16.	Records	~~137~~134
Section 11.17.	Binding Effect	~~137~~134
Section 11.18.	Highest Lawful Rate	~~137~~135
Section 11.19.	Confidentiality	~~138~~136
Section 11.20.	Public Disclosure	~~139~~136
Section 11.21.	Integration	~~139~~136
Section 11.22.	USA PATRIOT Act	~~139~~137
Section 11.23.	Judgment Currency	~~139~~137
Section 11.24.	Waiver of Immunity.	~~140~~137
Section 11.25.	English Language	~~140~~137

SCHEDULE AND EXHIBITS

Schedule 1.1(A)	Lenders and Lenders’ Commitments
Schedule 1.1(B)	Effective Date Payoff Debt
Schedule 6.1(e)	Capitalization; Subsidiaries
Schedule 6.1(f)	Litigation
Schedule 6.1(o)	Facilities; Real Property
Schedule 6.1(p)	Employee and Labor Matters
Schedule 6.1(q)	Environmental Matters
Schedule 6.1(r)	Insurance
Schedule 6.1(u)	Deposit, Securities and Commodities Accounts
Schedule 6.1(v)	Intellectual Property
Schedule 6.1(w)	Material Contracts
Schedule 6.1(bb)	Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 7.2(a)	Existing Liens
Schedule 7.2(b)	Existing Indebtedness
Schedule 7.2(e)	Existing Investments
Schedule 7.2(j)	Existing Transactions with Affiliates
Schedule 7.2(k)	Limitations on Dividends and Other Payment Restrictions

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Security Agreement
Exhibit C	Form of Information Certificate
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Term SOFR Rate Notice
Exhibit G	Form of Compliance Certificate
Exhibit H	Forms of U.S. Tax Compliance Certificate

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT, dated as of May 30, 2025, is by and among SYNERGY CHC CORP., a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each, a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party hereto (each, a “Lender” and, collectively, the “Lenders”), ACP AGENCY, LLC (“ACP”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and ACP, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and, together with the Administrative Agent, each, an “Agent” and, collectively, the “Agents”).

R E C I T A L S:

The Borrower has asked the Lenders to enter into this Agreement (i) to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $15,000,000, and (b) a delayed draw term loan in the aggregate principal amount of up to $2,500,000, and (ii) which contemplates that, subject to the satisfaction of certain conditions, the Borrower may request, from time to time, incremental term loans in an aggregate principal amount not to exceed $2,500,000 pursuant to an incremental facility, which may be provided subject to the discretion of the Administrative Agent. The proceeds of the term loan shall be used to repay existing indebtedness of the Borrower, for general corporate purposes of the Borrower and to pay the Transaction Costs and the proceeds of the delayed draw term loan will be used to pay the outstanding obligations of the Borrower under each of the Atrium Settlement Agreement and the Vitabest Settlement Agreement. The Agents and the Lenders are willing to enter into this Agreement and the Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“ABL Facility” means a revolving credit facility or other asset-based lending facility entered into by one or more of the Loan Parties, provided that:

(a) the terms, conditions, covenants and documentation of such ABL Facility (including, without limitation, an intercreditor agreement among the administrative agent, the collateral agent, and the lenders under the ABL Facility and the Agents, and an amendment to this Agreement), shall each be in form and substance satisfactory to the Agents in their reasonable discretion; and

(b) all or a portion of the proceeds of such ABL Facility will be used to immediately prepay the Obligations under this Agreement in accordance with the terms set forth in Section 2.5(c)(vii), and no ABL Facility shall be incurred unless and until such prepayment has been (or concurrently will be) made.

“Account” has the meaning specified therefor in the UCC.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“ACP” has the meaning specified therefor in the preamble to this Agreement.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of any Person or any division or business line of any other Person.

“Action” has the meaning specified therefor in Section 11.12.

“Administrative Agent” has the meaning specified therefor in the preamble to this Agreement.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble to this Agreement

“Agent Advances” has the meaning specified therefor in Section 9.8(a).

“Aggregate Payments” has meaning specified therefor in Section 10.6.

“Agreement” means this Term Loan Credit Agreement, including all amendments, restatements, amendments and restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and the anti-terrorism and anti-money laundering laws and regulations of those jurisdictions in which the Loan Parties do business.

“Applicable Margin” means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 7.50% per annum, and (b) any Term SOFR Rate Loan or any portion thereof, 8.50% per annum~~.~~; provided that, if on or before September 30, 2026 the Borrower shall have failed to raise at least $10,000,000 of Net Cash Proceeds pursuant to Equity Issuances made on or after the Second Amendment Effective Date, with such Net Cash Proceeds applied in accordance with Section 2.5(c)(v), then, commencing on October 1, 2026, the Applicable Margin shall be increased by 2.00% per annum with respect to each such category of Loans and shall remain so increased until such time as the Borrower shall have raised at least $10,000,000 of Net Cash Proceeds pursuant to Equity Issuances made on or after the Second Amendment Effective Date and applied such Net Cash Proceeds in accordance with Section 2.5(c)(v), at which time such 2.00% per annum increase shall cease to apply.

“Applicable Premium” means as of the date of the occurrence of an Applicable Premium Trigger Event:

(i) during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the “First Period”), an amount equal to the greater of (A) the aggregate amount of interest (including interest payable in cash, in kind or deferred) which would have otherwise been payable on the amount of all Obligations (other than the Applicable Premium) outstanding on the date of such Applicable Premium Trigger Event from such date until the date that is the first anniversary of the Effective Date, and (B) 3.0% times the aggregate amount of the outstanding principal amount of the Term Loan on the date of such Applicable Premium Trigger Event;

(ii) during the period after the first anniversary of the Effective Date up to and including the date that is the second anniversary of the Effective Date (the “Second Period”), an amount equal to 2.0% times the aggregate amount of the outstanding principal amount of the Term Loan on the date of such Applicable Premium Trigger Event;

(iii) during the period after the second anniversary of the Effective Date up to and including the date that is the third anniversary of the Effective Date (the “Third Period”), an amount equal to 1.0% times the aggregate amount of the outstanding principal amount of the Term Loan on the date of such Applicable Premium Trigger Event; and

(iv) thereafter, zero.

“Applicable Premium Trigger Event” means:

(a) any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment (other than (x) any regularly scheduled quarterly amortization payment made pursuant to Section 2.3(a) and (y) any mandatory prepayment required pursuant to Sections 2.5(c)(i), 2.5(c)(iv), 2.5(c)(v) and 2.5(c)(vii)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations);

(b) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 8.1, including as a result of the commencement of an Insolvency Proceeding;

(c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent for the account of the Lenders in full or partial satisfaction of the Obligations; or

(d) the termination of this Agreement for any reason.

“ASPE” means Accounting Standards for Private Enterprises.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative Agent, if applicable), in accordance with Section 11.7 and substantially in the form of Exhibit D or such other form acceptable to the Collateral Agent.

“Atrium Settlement Agreement” means that certain Confidential Settlement Agreement and Mutual General Release, dated effective as of December 28, 2023, by and between the Borrower and HVL, LLC d/b/a Atrium Innovations.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.7(e).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.7(e).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent (in consultation with the Borrower) giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (in consultation with the Borrower) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date, and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.7(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.7(e).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Guarantors” means (i) Synergy CHC Inc. and (ii) each other Person organized under the laws of Canada which guarantees, pursuant to Section 7.1(b) or otherwise, all or any part of the Obligations, in each case, other than any Excluded Subsidiary.

“Canadian Pension Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), or a pension plan that is required to be registered under, or is subject to other Canadian federal or provincial legislation with respect to pension benefit standards, which is or was sponsored, administered or contributed to, or required to be contributed to, by any obligated party or under which any obligated party has any actual or potential liability, including, without limitation, a Canadian Defined Benefit Pension Plan, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Security Documents” means, collectively, the Canadian form of (i) Guaranty from the Canadian Guarantors, (ii) Security Agreement from the Canadian Guarantors and any Loan Parties with Collateral in Canada as determined by the Agents and (iii) Intellectual Property Security Agreement from the Canadian Guarantors and any Loan Parties with Registered Intellectual Property in Canada with CIPO as determined by the Agents, each in form and substance satisfactory to the Agents.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided that the term “Capital Expenditures” shall not include any such expenditures which constitute (i) expenditures by a Loan Party made in connection with the acquisition, replacement, substitution or restoration of such Loan Party’s assets pursuant to Section 2.5(c)(vi) from the Net Cash Proceeds of Dispositions and Extraordinary Receipts consisting of insurance proceeds or condemnation awards, (ii) expenditures financed with the proceeds received from the sale or issuance of Equity Interests so long as (A) the Borrower is not required to make a prepayment of the Loans with such proceeds pursuant to Section 2.5(c)(iii) and (B) such proceeds are not commingled with any Loan Party’s funds and are deposited in an account subject to a Control Agreement and used exclusively to fund such expenditures, (iii) [reserved], (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), and (v) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than one year after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable Tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within one year from the date of acquisition thereof; and (g) in the case of any Canadian Guarantor, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a) [reserved];

(b)  the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Mr. Jack Ross) of beneficial ownership of more than ~~30~~40% of the aggregate outstanding voting or economic power of the Equity Interests of the Borrower;

(c)  during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by, or subsequently ratified by, a vote of at least a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

(d)  the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 100% of the aggregate voting and economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.2(c)), free and clear of all Liens (other than Permitted Specified Liens); or

(e)  a “Change of Control” (or any comparable term or provision) under or with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries.

“CIP Regulations” has the meaning specified therefor in Section 9.10.

“CIPO” means Canadian Intellectual Property Office.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations; provided that and for the avoidance of doubt, “Collateral” shall not include property and assets specifically excluded from such definition in the Security Agreement.

“Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

“Collateral Documents” has the meaning specified therefor in Section 11.2(b)(iii).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and Tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Delayed Draw Term Loan Commitment and any Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit G hereto, duly executed by an Authorized Officer of the Borrower.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage or match funding provisions (including Section 2.8) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person and its Subsidiaries for any period, in each case, determined on a consolidated basis in accordance with GAAP, the result of:

(a)  the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, at the option of Borrower, to the extent a Permitted Acquisition has been consummated during such period, the Consolidated Net Income attributable to the target of such Permitted Acquisition (but only that portion of Consolidated Net Income attributable to the portion of such period that occurred prior to the date of consummation of such Permitted Acquisition);

plus

(b) without duplication, the sum of each of the following amounts of such Person and its Subsidiaries for such period to the extent deducted in determining the Consolidated Net Income of such Person and its Subsidiaries for such period:

(i) any provision for United States federal income Taxes or other state or local Taxes measured by net income;

(ii) Consolidated Net Interest Expense;

(iii) any depreciation and amortization expense;

(iv) any unusual, one-time, extraordinary or nonrecurring losses, expenses, costs, fees or charges (and corresponding tax consequences);

(v) any non-cash items decreasing Consolidated Net Income;

(vi) Transaction Costs paid within 90 days after the Effective Date;

(vii) reimbursement of costs and expenses of the Board of Directors of Borrower;

(viii) reimbursement of out-of-pocket costs and expenses related to any Permitted Acquisitions (whether or not such Permitted Acquisition is consummated); provided, however, that, unless otherwise approved by the Administrative Agent, the aggregate amount added back pursuant to this clause shall not exceed $500,000 in any period of twelve (12) consecutive fiscal months of the Borrower and its Subsidiaries;

(ix) any non-cash stock-based compensation expenses; and

(x) other non-cash charges approved by the Administrative Agent;

minus

(c) without duplication, the sum of each of the following amounts of such Person and its Subsidiaries for such period to the extent included in determining the Consolidated Net Income of such Person and its Subsidiaries for such period:

(i) any credit for United States federal income Taxes or other Taxes measured by net income;

(ii) any unusual one-time, extraordinary or nonrecurring gains or income (and corresponding tax consequences); and

(iii) any non-cash items increasing Consolidated Net Income, including non-cash gains from foreign exchange transactions.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries arising from or attributable to Indebtedness other than Subordinated Indebtedness for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements to the extent related to Indebtedness other than Subordinated Indebtedness (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements to the extent related to Indebtedness other than Subordinated Indebtedness (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements to the extent related to Indebtedness other than Subordinated Indebtedness (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Consolidated Senior Net Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries on a consolidated basis as of the end of such period (excluding any Subordinated Indebtedness of such Person and its Subsidiaries then outstanding), less the amount of Unrestricted Cash and Cash Equivalents of such Person or any of its Subsidiaries for such period in an amount not to exceed $4,000,000, to (b) Consolidated Adjusted EBITDA of such Person and its Subsidiaries for such period.

“Consulting Services Agreement” means that certain Sales and Marketing Consultant and Distribution Agreement, dated as of April 2, 2014, between Kenek Brand Inc. and Synergy CHC Corp. (f/k/a Synergy Strips Corp.), as in effect on the Effective Date.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Controlled Account” means any deposit account, any securities account, commodity account, securities entitlement or commodity contract subject to a Control Agreement.

“Current Value” has the meaning specified therefor in Section 7.1(n).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans on the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Term Loan” means the loans made by the Delayed Draw Term Loan Lender to the Borrower during the Delayed Draw Term Loan Availability Period pursuant to Section 2.1(a)(ii).

“Delayed Draw Term Loan Availability Period” means the period beginning twelve (12) Business Days after the Effective Date (or such earlier date as agreed to by the Administrative Agent in its sole discretion) and ending on the Delayed Draw Term Loan Commitment Expiration Date (or such later date as agreed to by the Administrative Agent in its sole discretion).

“Delayed Draw Term Loan Commitment Expiration Date” means the earliest to occur of (a) the date on which all or any portion of the Delayed Draw Term Loan Commitments have been drawn, (b) thirty (30) days after the commencement of the Delayed Draw Term Loan Availability Period, (c) the date on which the Delayed Draw Term Loan Commitments are terminated and permanently reduced to zero in accordance with Section 2.5(a)(ii) and (d) the date of the acceleration of the Loans and any other Obligations in accordance with the terms of this Agreement. For the avoidance of doubt, upon the funding of any portion of the Delayed Draw Term Loan Commitments, the remaining unfunded portion of such Delayed Draw Term Loan Commitments shall automatically be terminated and permanently reduced to zero.

“Delayed Draw Term Loan Commitments” means, with respect to the Delayed Draw Term Loan Lender, the commitment of such Delayed Draw Term Loan Lender to make the Delayed Draw Term Loan to the Borrower in the amount set forth in Schedule 1.1(A) hereto or in the Assignment and Acceptance pursuant to which such Delayed Draw Term Loan Lender became a Lender under this Agreement, as such commitment may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Delayed Draw Term Loan Lender” means a Lender with a Delayed Draw Term Loan Commitment or a Delayed Draw Term Loan.

“Disbursement Letter” means a disbursement letter, in form and substance satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the Transactions to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Stated Term Loan Maturity Date.

“Dollar”, “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Effective Date” has the meaning specified therefor in Section 5.1.

“Effective Date Payoff Debt” means all of the Indebtedness listed on Schedule 1.1(B).

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to.

“Environmental Claim” means any complaint, investigation, summons, citation, notice, directive, order, claim, litigation, judicial or administrative proceeding, judgment, letter or other communication by or from any Person or Governmental Authority involving any alleged or actual (a) violation of or liability under any Environmental Law, or (b) manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release, or disposal or exposure to any Hazardous Materials.

“Environmental Law” means any Requirement of Law relating to or concerning (i) the protection of the environment, natural resources, human health or safety, or (ii) the manufacture, use, handling, generation, transportation, storage, treatment, Release, threatened Release, or disposal of or exposure to any Hazardous Material.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened non-compliance with Environmental Law or Environmental Permit, (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials, (d) any Remedial Action, (e) any environmental condition or (f) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liability.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations, or other ownership, profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting, and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Borrower of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to imposition on any Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Section 4975 or 4971 of the Internal Revenue Code or under Section 409, 502(c), (i) or (l), or 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; or (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Erroneous Distribution” has the meaning specified therefor in Section 9.16.

“Event of Default” has the meaning specified therefor in Section 8.1.

“Excess Cash Flow” means, with respect to any Person for any period, an amount (if positive) equal to: (a) Consolidated Adjusted EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments on the Loans made during such period, and all cash principal payments on other Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income Taxes paid in cash by such Person and its Subsidiaries for such period, (vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated Adjusted EBITDA for such period, (vii) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period), (viii) to the extent added back in the determination of Consolidated Adjusted EBITDA, reimbursement of costs and expenses of the Board of Directors of Borrower paid in cash during such period and not to exceed $500,000 in any Fiscal Year, (ix) reimbursement of out-of-pocket costs and expenses related to any Permitted Acquisitions paid in cash and not to exceed $500,000, and (x) all other cash charges or expenses added back to Consolidated Adjusted EBITDA during such measurement period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means any (a) deposit account specifically and exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) zero balance accounts which are swept into a Controlled Account (both before and after giving effect to any exercise of cash dominion or control over such Controlled Account), and (c) other deposit accounts with funds on deposit averaging less than $100,000; provided, however, that if, as of the last Business Day of any calendar month, the balance in any such deposit account described in this clause (c) exceeds $50,000, then the Loan Parties shall, within five (5) Business Days after the end of such month, transfer or cause to be transferred the portion of such excess above $50,000 to a Controlled Account.

“Excluded Equity Issuance” means (a) in the event that the Borrower or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Borrower or such Subsidiary, as applicable, (b) the issuance of Equity Interests by the Borrower to any Person that is an equity holder of the Borrower prior to such issuance (an “Equity Holder”) so long as (i) such Equity Holder did not acquire any Equity Interests of the Borrower so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder and (ii) such issuance does not result in the receipt of cash proceeds by the Borrower or any of its Subsidiaries, (c) the issuance of Equity Interests of the Borrower to directors, officers and employees of the Borrower and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Borrower, and in each case in accordance with this Agreement, and (d) the issuance of Equity Interests by a Subsidiary of the Borrower to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (c) above.

“Excluded Subsidiary” means any Foreign Subsidiary which is not organized or incorporated in a Qualified Jurisdiction and which is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (“CFC”); provided that immediately upon the effectiveness of any amendment of the Internal Revenue Code to allow any such Person described herein to guarantee the Obligations, without material adverse tax consequences to the Borrower and its Subsidiaries, such Person shall not be an Excluded Subsidiary and (unless the Collateral Agent consents otherwise in writing), shall execute and deliver the agreements, instruments and other documents required by Section 7.1(b).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.9(d) and (d) any withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.5(c)(ii) or (iii)), including, without limitation, (a) foreign, United States, state or local Tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Borrower or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (ii) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries) and (g) any purchase price adjustment received in connection with any purchase agreement.

“Facility” means the real property owned or leased by a Loan Party and identified on Schedule 6.1(o) and any New Facility hereafter acquired by the Borrower or any of its Subsidiaries, including, without limitation, in the case of a fee interest, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“Fair Share” has the meaning specified therefor in Section 10.6.

“Fair Share Contribution Amount” has the meaning specified therefor in Section 10.6.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, Tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

“FCPA” has the meaning specified therefor in the definition of “Anti-Corruption Laws”.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the amended and restated fee letter, dated as of ~~the date hereof~~March 24, 2026, among the Loan Parties and the ~~Agents~~Administrative Agent.

“Financial Statements” means (a) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Years ended December 31, 2023 and December 31, 2024, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Years then ended, and (b) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the three months ended March 31, 2025, and the related consolidated statement of operations, shareholder’s equity and cash flows for such period.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated Adjusted EBITDA of such Person and its Subsidiaries for such period minus Capital Expenditures made by such Person and its Subsidiaries during such period not financed with the proceeds of Equity Interests or Indebtedness, to (b) the sum of (i) all principal of Indebtedness described in clauses (a), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries (excluding any Subordinated Indebtedness of such Person and its Subsidiaries then outstanding) scheduled to be paid or prepaid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder, plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) income Taxes paid or payable by such Person and its Subsidiaries during such period, plus (iv) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates during such period.

“Flat Tummy Disposition” means a Disposition by any Loan Party or its Subsidiaries of all or any portion of the Intellectual Property and other assets associated with the Flat Tummy product line pursuant to customary documentation, which documentation shall be delivered to the Administrative Agent prior to the consummation of such Disposition.

“Flood Insurance Laws” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Floor” means 4.00%.

“Foreign Lender” has the meaning specified therefor in Section 2.9(d)(i)(B).

“Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.8.

“GAAP” means (a) when used in reference to the Canadian Guarantor, the ASPE in Canada from time to time established by the Canadian Accounting Standards Board applied on a consistent basis, and (b) when used in any other context, generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.3 and the definitions used therein, “GAAP” shall mean ASPE, or generally accepted accounting principles in the United States, as applicable, in effect on the date hereof, provided further that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.3, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.3 shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning specified therefor in Section 10.1.

“Guarantor” means (a) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.1(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article X and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, special waste or solid waste or words of similar import under any Environmental Law or that is otherwise regulated under or for which liability or standards of care are imposed pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, urea formaldehyde-containing materials radioactive materials and toxic mold.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 11.2(c).

“Increased Amount Date” has the meaning specified therefor in Section 2.13(a).

“Incremental Amendment” has the meaning specified therefor in Section 2.13(b).

“Incremental Term Loan Commitment” means the commitment of any Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 2.13 and as further set forth in any Incremental Amendment, as such commitment may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Incremental Term Loan Lender” means a Lender with an Incremental Term Loan Commitment or an Incremental Term Loan.

“Incremental Term Loans” means, collectively, the loans made by the Incremental Term Loan Lenders to the Borrower pursuant to Section 2.13 and any Incremental Amendment.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Agents and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 11.15(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 11.15(a).

“Information Certificate” means a certificate in the form of Exhibit C.

“Initial Term Loan” means the loans made by the Initial Term Loan Lender to the Borrower on the Effective Date pursuant to Section 2.1(a)(i).

“Initial Term Loan Commitments” means, with respect to each Initial Term Loan Lender, the commitment of such Initial Term Loan Lender to make the Initial Term Loan to the Borrower in the amount set forth in Schedule 1.1(A) hereto or in the Assignment and Acceptance pursuant to which such Initial Term Loan Lender became a Lender under this Agreement, as such commitment may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment or an Initial Term Loan.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all written agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Intellectual Property Security Agreement” means the appropriate Intellectual Property Security Agreement, substantially in the form of Exhibit B to the Security Agreement, made by each Loan Party holding any Intellectual Property, in favor of the Collateral Agent for the benefit of the Secured Parties, or the equivalent form governed by the laws of such other jurisdiction.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Borrower and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Period” means, with respect to each Term SOFR Rate Loan, a period commencing on the date of the making of such Term SOFR Rate Loan (or the continuation of a Term SOFR Rate Loan or the conversion of a Reference Rate Loan to a Term SOFR Rate Loan) and ending one or three months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(f) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one or three months after the date on which the Interest Period began, as applicable, (e) no tenor that has been removed from this definition pursuant to Section 2.7(e) shall be available for specification in any Notice of Borrowing or Term SOFR Rate Notice, and (f) the Borrower may not elect an Interest Period which will end after the Stated Term Loan Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A hereto, duly executed by a Subsidiary of a Loan Party and made a party hereto as a Borrower or a Guarantor pursuant to Section 7.1(b).

“Knight” means Knight Therapeutics International S.A.

“Knight Agreement” means that certain Distribution, License and Supply Agreement made in favor of Knight, dated as of January 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Lender” has the meaning specified therefor in the preamble to this Agreement. “Lender Warrant” means that certain Common Stock Purchase Warrant, issued by the Borrower to the Lender, in the form attached as Exhibit B to the Second Amendment, as the same may be amended, restated, supplemented or otherwise modified or assigned, in accordance with the terms thereof.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Liquidity” means, as of any date of determination, the sum of (a) any availability under any ABL Facility, if applicable, on such date and (b) aggregate amount of Unrestricted Cash.

“Loan” means the Term Loans or any portion thereof, or any Agent Advance made by an Agent or a Lender to the Borrower pursuant to Article II or Section 9.8, as the case may be.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

“Loan Document” means this Agreement, any Control Agreement, the Disbursement Letter, any Guaranty, the Fee Letter, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any Intellectual Property Security Agreement, the Lender Warrant, any UCC Filing Authorization Letter, any PPSA financing statements, any Subordination Agreement, any other pledge or security agreement, any other subordination agreement, any landlord waiver, any collateral access agreement, any Information Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means the Borrower and any Guarantor.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities, or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of any Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral.

“Material Contract” means, with respect to any Person, (a) each of the Sanders Notes, (b) the Consulting Services Agreement, (c) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or more in any Fiscal Year, and (d) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means (a) any Indebtedness in an amount equal to or greater than $500,000 and (b) any Sanders Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, covering a fee interest, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, but not limited to, sales commissions and legal, accounting and investment banking fees, commissions and expenses), (c) transfer Taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (d) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to any Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to the applicable Loan Party) and (e) net income Taxes to be paid in connection therewith (after taking into account any Tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.1(n).

“Notice of Borrowing” has the meaning specified therefor in Section 2.2(a).

“Obligations” means all present and future indebtedness (including Agent Advances), obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.1. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant Register” has the meaning specified therefor in Section 11.7(i).

“Payment Office” means the Administrative Agent’s office located at 600 Lexington Ave., 14th Floor New York, New York 10022, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any Acquisition by a Person to the extent that each of the following conditions shall have been satisfied:

(a)  no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)  to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.2 shall have been satisfied;

(c) the Borrowers shall have furnished to the Agents at least twenty (20) Business Days (or such shorter period as the Agents may agree in their sole discretion) prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, drafts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Borrower and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Borrower, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.3 after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(d) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned by a Loan Party and, if effected by merger or consolidation involving such Loan Party, such Loan Party shall be the continuing or surviving Person;

(e) the Loan Parties shall have Liquidity in an amount equal to or greater than $2,500,000 immediately after giving effect to the consummation of the proposed Acquisition;

(f) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within a Qualified Jurisdiction or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within a Qualified Jurisdiction;

(g)  such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, any Borrower or any of its Subsidiaries or an Affiliate thereof;

(h) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.1(b) on or prior to the date of the consummation of such Acquisition (or such later date as may be agreed by the Agent); and

(i) such Acquisition shall be subject to the Agent’s prior written approval (such approval not to be unreasonably withheld).

“Permitted Business” means the manufacture and provision of consumer health care, beauty, and lifestyle products and any business similar in nature to such business conducted by the Borrower and its Subsidiaries on the Effective Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by Borrower and its Subsidiaries on the Effective Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Borrower.

“Permitted Disposition” means:

(a) sale of Inventory in the ordinary course of business;

(b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c) leasing or subleasing assets in the ordinary course of business;

(d) (i) the lapse of Registered Intellectual Property of the Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each, case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

(e) any involuntary loss, damage or destruction of property;

(f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from any Loan Party to another Loan Party, and (ii) from any Subsidiary that is not a Loan Party to a Loan Party;

(h) Dispositions of cash and/or Cash Equivalents;

(i) Dispositions of assets that would constitute a Permitted Restricted Payment or a Permitted Investment;

(j) Disposition of obsolete or worn-out equipment in the ordinary course of business;

(k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Disposition of property or assets not otherwise permitted in clauses (a) through (j) above for cash in an aggregate amount not less than the fair market value of such property or assets where no less than 75% of the consideration is received in cash; provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) in the case of this clause (k), do not exceed $350,000 in the aggregate in any Fiscal Year; ~~and~~

(l) Dispositions of assets acquired by a Loan Party pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Loan Parties, and (iii) the assets to be disposed of are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition.

Net Cash Proceeds in all cases are to be paid to the Collateral Agent for the benefit of the Agents and the Lenders pursuant to and to the extent required under the terms of Section 2.5(c)(ii) or applied as provided in Section 2.5(c)(vi).

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.2(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) Permitted Intercompany Investments;

(e) Indebtedness incurred in the ordinary course of business under performance, surety, statutory and appeal bonds;

(f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g) Indebtedness in respect of Taxes, assessments or other governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 7.1(c)(ii);

(h) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(i) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(j) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(k) Indebtedness in respect of cash management obligations (including ordinary course overdraft obligations) and netting services, automatic clearinghouse and similar arrangements in connection with deposit accounts in the ordinary course of business;

(l) Indebtedness under an ABL Facility incurred after the Effective Date;

(m) Subordinated Indebtedness consisting of (i) Indebtedness evidenced by the Sanders Notes and (ii) other Indebtedness in an original principal amount not to exceed $500,000 at any time outstanding with respect to all such Indebtedness under this clause (ii), and in each case with respect to the foregoing clauses (i) – (ii), so long as (A) no Event of Default has occurred and is continuing or would result therefrom, (B) such Indebtedness is not incurred for working capital purposes, (C) such Indebtedness does not mature prior to the date that is 91 days after the Stated Term Loan Maturity Date, (D) such Indebtedness does not amortize until 91 days after the Stated Term Loan Maturity Date, (E) such Indebtedness does not permit payment of interest thereon in cash or Cash Equivalents, except with respect to the Sanders Notes and subject to compliance with the Sanders Notes Interest Payment Conditions, and (F) such Indebtedness is subject to a Subordination Agreement;

(n) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(o) unsecured Indebtedness of any Loan Party in respect of earn-outs owing to sellers of assets or Equity Interests to such Loan Party that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions acceptable to the Administrative Agent; and

(p) Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition in an aggregate amount not to exceed $250,000 at any one time outstanding; provided, that, such Indebtedness (i) is either purchase money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to real property, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, (d) loans or advances to an employee of any Loan Party other than loans in an aggregate amount (for all Loan Parties) not to exceed $100,000 provided that such loans are used to purchase Equity Interests in Borrower and at the time of the loan no Default or Event of Default exists, and (e) a Loan Party to or in a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $250,000 at any time outstanding, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (iii) Liquidity is not less than $2,500,000 after giving effect to such Investment.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e) Investments existing on the date hereof, as set forth on Schedule 7.2(e), but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f) Permitted Intercompany Investments;

(g) [reserved];

(h) payroll, commissions, travel and similar advances made to employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Loan Parties or any of their Subsidiaries for accounting purposes and that are made in the ordinary course of business;

(i) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

(j) security deposits provided to landlords, utility companies and governmental authorities in the ordinary course of business;

(k) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount, together with the aggregate amount of Investments made pursuant to clause (m) below, not to exceed $250,000 at any time outstanding;

(l) Permitted Acquisitions; and

(m) Investments held by a Person acquired in a Permitted Acquisition, provided that (i) such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, (ii) the aggregate amount of such Investments, together with the aggregate amount of Investments made pursuant to clause (k) above, shall not exceed $250,000 at any time outstanding, and (iii) such Investments are not to be amended, increased, renewed, extended or otherwise modified after the consummation of such Permitted Acquisition in any manner that is adverse to the interests of the Agent.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for Taxes, assessments and governmental charges the payment of which is not required under Section 7.1(c)(ii);

(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.2(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k) judgment liens (other than for the payment of Taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 8.1(j);

(l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of “Permitted Indebtedness”;

(n) Liens securing Indebtedness permitted by clause (l) of the definition of “Permitted Indebtedness”, provided that such Liens shall be subject to an intercreditor agreement and other documentation satisfactory in form and substance to the Agents in their sole discretion;

(o) [reserved];

(p) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000;

(q) Liens solely on any cash earnest money deposits made by a Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition in an amount not to exceed five percent (5%) of the purchase price of such Permitted Acquisition; and

(r) Liens assumed by any Loan Party in connection with a Permitted Acquisition that secure Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party in a Permitted Acquisition which Indebtedness is permitted under clause (p) of the definition of “Permitted Indebtedness”.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 30 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $200,000 at any time outstanding.

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

(d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed or extended.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a) any Subsidiary of the Borrower to the Borrower;

(b) fees paid by the Borrower to independent directors in an aggregate amount in any Fiscal Year not to exceed $250,000, provided such directors’ fees are customary and reasonable for directors in a similar business to the Permitted Business;

(c) bonuses paid or other comparable payments made by the Borrower to the Borrower’s officers and members of management by the Borrower in amounts materially consistent with the past compensation practice of the Borrower and customary and reasonable for officers and members of management in a business similar to the Permitted Business;

(d) any compensation paid, directly or indirectly, to any one Person pursuant to any employment agreements, consulting services contracts (including the Consulting Services Agreement), management services contracts, labor services contracts or similar agreements or arrangements for the services of such Person (whether pursuant to one agreement or multiple agreements) as approved by the Board of Directors, in such amounts as approved by the Board of Directors, provided that the amount of such compensation paid in cash shall not exceed $1,000,000 for any Fiscal Year; ~~and~~

(e) the Borrower to pay dividends in the form of Qualified Equity Interests~~.~~; and

(f) the Borrower with respect to issuance of the Lender Warrant.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of “Permitted Liens”, and, solely in the case of Section 7.1(b)(i), including clauses (g), (h) and (i) of the definition of “Permitted Liens”.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledged Promissory Note” means that certain Amended and Restated Promissory Note, dated August 28, 2024, made by Boombod Ltd., a UK Corporation, to the order of the Borrower, in the original principal amount of $4,424,547.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.0%.

“PPSA” shall mean the Personal Property Security Act (or any successor statutes) as the same may, from time to time, be in effect in the Province of Ontario or a similar act or statute as in effect in such other jurisdiction in Canada for purposes of the provisions of this Agreement.

“Pro Rata Share” means, with respect to:

(a) an Initial Term Loan Lender’s obligation to make the Initial Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Initial Term Loan Lender’s Initial Term Loan Commitment, by (ii) the Total Initial Term Loan Commitment, provided that if the Total Initial Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Initial Term Loan and any Agent Advances and the denominator shall be the aggregate unpaid principal amount of the Initial Term Loan and any Agent Advances;

(b) a Delayed Draw Term Loan Lender’s obligation to make the Delayed Draw Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment, by (ii) the Total Delayed Draw Term Loan Commitment, provided that if the Total Delayed Draw Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Delayed Draw Term Loan and any Agent Advances and the denominator shall be the aggregate unpaid principal amount of the Delayed Draw Term Loan and any Agent Advances;

(c) an Incremental Term Loan Lender’s obligation to make any Incremental Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Incremental Term Loan Lender’s Incremental Term Loan Commitment, by (ii) the Total Incremental Term Loan Commitment, provided that if the Total Incremental Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Incremental Term Loan and any Agent Advances and the denominator shall be the aggregate unpaid principal amount of the Incremental Term Loan and any Agent Advances; and

(d) all other matters (including, without limitation, the indemnification obligations arising under Section 9.5), the percentage obtained by dividing (i) (i) such Lender’s portion of the unpaid principal amount of the Loans and the Agent Advances, by (ii) the aggregate unpaid principal amount of the Loans and the Agent Advances held by all Lenders.

“Process Agent” has the meaning specified therefor in Section 11.10(c).

“Projections” means financial projections of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(g)(ii), as updated from time to time pursuant to Section 7.1(a)(vi).

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Qualified Jurisdictions” means the United States and Canada, in each case, including any states, provinces or other similar local units therein.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent:

(a) a Mortgage duly executed by the applicable Loan Party;

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy with respect to each Mortgage;

(d) a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent;

(e) (i) a certificate of an Authorized Officer of the applicable Loan Party certifying as to a true, correct and complete list, as of the date of such certificate, of all “Buildings” (as defined by the applicable Flood Insurance Laws) located on real property that is subject to a Mortgage, (ii) a life of loan flood hazard determination with respect to all such Buildings, or such other evidence reasonably satisfactory to the Collateral Agent that such Buildings are not then located in a flood hazard area, (iii) if such real property is located in a special flood hazard area, evidence of flood insurance in such amounts as are acceptable to the Collateral Agent and required under applicable Flood Insurance Laws, and (iv) such other certificates or notices reasonably required by the Collateral Agent to facilitate compliance with any applicable Flood Insurance Laws;

(f) an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;

(g) an ASTM 1527-13 Phase I Environmental Site Assessment (“Phase I ESA”) (and if reasonably requested by the Collateral Agent based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment), by an independent firm reasonably satisfactory to the Collateral Agent; and

(h) such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Recipient” means any Agent, any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 6.0% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Register” has the meaning specified therefor in Section 11.7(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Loans” has the meaning specified therefor in Section 11.7(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board of Governors or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means any action (a) to correct or address any actual, alleged or threatened non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Replacement Lender” has the meaning specified therefor in Section 11.2(c).

“Report” has the meaning specified therefor in Section 9.13(a).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate at least 50.1%.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning specified therefor in Section 9.7(a).

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanction Target” has the meaning specified therefor in the definition of “Sanctioned Person”.

“Sanders Notes” means (a) those certain Senior Subordinated Debentures, dated as of March 8, 2022, issued by the Borrower to certain clients of Don A. Sanders, as noteholders, in the original aggregate principal amount of $6,000,000, (b) that certain promissory note, dated as of February 10, 2022, issued by the Borrower in favor of Don A. Sanders, in the original principal amount of $2,000,000.

“Sanders Notes Interest Payment Conditions” means, with respect to any payment of interest on any Sanders Note, the satisfaction of the following conditions:

(a) as of the date of any such interest payment and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(b) Liquidity (prior to and after giving effect to such payment) shall not be less than $2,000,000;

(c) the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for the period of 12 fiscal months of the Borrower and its Subsidiaries most recently ended prior to such payment (and, for the avoidance of doubt, without giving effect to such payment for purposes of determining Consolidated Net Interest Expense), shall be not less than 1.20 to 1.00; ~~and~~

(d) the Borrower shall have made principal reduction payments with respect to the Obligations from and after the Second Amendment Effective Date in an aggregate amount not less than $700,000; and

(~~d~~e) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculation required thereby.

“Sanders Notes Principal Payment Conditions” means, with respect to any payment or prepayment of principal on any Sanders Note, the satisfaction of the following conditions:

(a) as of the date of any such principal payment and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(b) Liquidity (prior to and after giving effect to such payment) shall not be less than $4,000,000;

(c) the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for the period of 12 fiscal months of the Borrower and its Subsidiaries most recently ended prior to such payment (and, for the avoidance of doubt, without giving effect to such payment for purposes of determining Consolidated Net Interest Expense), shall be not less than 1.20 to 1.00;

(d) the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries as of the end of such fiscal quarter of the Borrower ending on or most recently preceding the date of such payment or prepayment was less than 2.75 to 1.00;

(e) such payment or prepayment is made using only Net Cash Proceeds of an Equity Issuance which are not required to be applied as a mandatory prepayment pursuant to Section 2.5(c)(v) in an amount not to exceed fifty percent (50%) of such Net Cash Proceeds; ~~and~~

(f) the Borrower shall have made principal reduction payments with respect to the Obligations from and after the Second Amendment Effective Date in an aggregate amount not less than $700,000; and

(~~f~~g) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculation required thereby.

“Sanders Subordination Agreements” means, collectively, the Subordination Agreements, dated as of the date hereof, between ACP, on the one hand, and each counterparty to a Sanders Note, on the other hand.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Second Amendment” means Second Amendment to Term Loan Credit Agreement, dated as of March 24, 2026, among the Loan Parties, the Lenders and the Agents.

“Second Amendment Effective Date” shall have the meaning specified therefor in Section 3 of the Second Amendment.

“Second Amendment PIK Fee” has the meaning specified therefor in the Fee Letter.

“Secured Party” means any Agent, and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 11.7(l).

“Security Agreement” means the Pledge and Security Agreement, substantially in the form of Exhibit B, made by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations, or the equivalent form governed by the laws of such other jurisdiction.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Stated Term Loan Maturity Date” means May 30, 2029.

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, maturity dates, covenants, remedies, defaults and other material terms) are reasonably satisfactory to the Collateral Agent and which Indebtedness, among other things, has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) pursuant to a Subordination Agreement or (b) otherwise on terms and conditions satisfactory to the Collateral Agent.

“Subordination Agreement” shall mean a subordination agreement, in form and substance reasonably acceptable to the Collateral Agent, entered into by any Person from time to time in favor of the Collateral Agent in connection with any Indebtedness, pursuant to which, among other things, the Indebtedness owing from any Loan Party and/or the Liens securing such Indebtedness granted by any Loan Party to such Person are subordinated in right of payment and/or priority to the Obligations and the Liens created under the Loan Documents, as such agreement may be amended, restated, supplemented or otherwise modified form time to time in accordance with its terms. For the avoidance of doubt, the Sanders Subordination Agreement and the Intercompany Subordination Agreement are all also included in the term “Subordination Agreement.”

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company, or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the first date on which all of the Obligations are paid in full in cash and all of the Commitments of the Lenders are terminated.

“Term Loan” means, collectively, the Initial Term Loans, the Delayed Draw Term Loans and any Incremental Term Loans (including, without limitation, the Second Amendment PIK Fee added to the principal amount of the Term Loan pursuant to the Fee Letter).

“Term Loan Commitment” means, collectively, the Initial Term Loan Commitment, the Delayed Draw Term Loan Commitment and any Incremental Term Loan Commitment.

“Term Loan Lender” means a Lender with (a) a Term Loan Commitment or a Term Loan or (b) an Incremental Term Loan Commitment or an Incremental Term Loan.

“Term Loan Maturity Date” means the earlier of (a) the Stated Term Loan Maturity Date, and (b) the date on which the Term Loan (including any Incremental Term Loan) shall become due and payable in accordance with the terms of this Agreement.

“Term SOFR” means:

(a) for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate Deadline” has the meaning specified therefor in Section 2.7(a).

“Term SOFR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR.

“Term SOFR Rate Notice” means a written notice substantially in the form of Exhibit F hereto.

“Term SOFR Rate Option” has the meaning specified therefor in Section 2.7(a).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.

“Total Commitment” means the sum of the Total Initial Term Loan Commitment, the Total Delayed Draw Term Loan Commitment and any Total Incremental Term Loan Commitment.

“Total Delayed Draw Term Loan Commitment” means the sum of the amounts of the Delayed Draw Term Loan Lenders’ Delayed Draw Term Loan Commitments.

“Total Incremental Term Loan Commitment” means the sum of the amounts of the Incremental Term Loan Lenders’ Incremental Term Loan Commitments.

“Total Initial Term Loan Commitment” means the sum of the amounts of the Initial Term Loan Lenders’ Initial Term Loan Commitments.

“Transaction Costs” means the reasonable and documented out-of-pocket fees, costs and expenses incurred by Borrower and its subsidiaries in connection with the consummation of the Transactions.

“Transactions” means, collectively, the transactions to occur on or about the Effective Date pursuant to the Loan Documents, including (a) the execution, delivery and performance of the Loan Documents and the making of the Loans hereunder and (b) the payment of all fees and expenses to be paid on or prior to the Effective Date and owing in connection with the foregoing.

“UCC” or “Uniform Commercial Code” has the meaning specified therefor in Section 1.4(b).

“UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date that are Controlled Accounts.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 2.9(d)(i)(B)(3).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Vitabest Settlement Agreement” means that certain Confidential Settlement Agreement and Mutual General Release, dated effective as of March 27, 2024, by and between the Borrower and Vitabest Nutrition, Inc.

“WARN” has the meaning specified therefor in Section 6.1(p).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).

Section 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.3. Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.4. Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.1, 7.2 and 7.3, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

(b) All terms used in this Agreement which are defined in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC” or “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute, except as any Agent may otherwise determine.

Section 1.5. Pro Forma Calculations.

In connection with the calculation of any ratio or other financial covenant hereunder (including any component definitions thereof) on a “pro forma basis”, or giving “pro forma effect” to compliance of any transaction for a particular period:

(a) the incurrence, repayment or retirement of any Indebtedness by such Person and its Subsidiaries since the first day of such period shall be deemed to have been incurred, repaid or retired on the first day of such period; provided that (i) interest on Indebtedness bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period, (ii) if such Indebtedness bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (iii) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period; and

(b) the Acquisition (whether by purchase, merger or otherwise) or Disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by such Person and its Subsidiaries since the first day of such period shall be deemed to have occurred on the first day of such period.

Section 1.6. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern Daylight Saving Time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.7. Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

Section 1.8. Interest Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate or Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Reference Rate or the Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE LOANS

Section 2.1. Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth herein, (i) each Initial Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Initial Term Loan Commitment and (ii) each Delayed Draw Term Loan Lender severally agrees to make the Delayed Draw Term Loan to the Borrower during the Delayed Draw Term Loan Availability Period, in an aggregate principal amount not to exceed the amount of such Lender’s Delayed Draw Term Loan Commitment.

(b) Notwithstanding the foregoing, the aggregate principal amount of the Term Loans shall not exceed the Total Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

Section 2.2. Making the Loans.

(a) The Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit E hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is twelve (12) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of Loans requested on the Effective Date, (iii) whether the Loan is requested to be a Reference Rate Loan or a Term SOFR Rate Loan and, in the case of a Term SOFR Rate Loan, the initial Interest Period with respect thereto, (iv)  the use of proceeds of such proposed Loan, and (v) the proposed borrowing date, which must be a Business Day, and, (x) with respect to the Initial Term Loan, must be the Effective Date and (y)  with respect to the Delayed Draw Term Loan, must be during the Delayed Draw Term Loan Availability Period. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.2 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. The Delayed Draw Term Loan shall be made in a minimum amount of $500,000 or in an integral multiple of $500,000 in excess thereof up to the amount of the Total Delayed Draw Term Loan Commitment.

(c) All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

Section 2.3. Repayment of Loans; Evidence of Debt.

(a) The outstanding principal amount of the Term Loan shall be repayable on the following dates and in the following amounts set forth opposite such dates:

Date	Amount
~~January 1, 2026 April 1, 2026~~ July 1, 2026 October 1, 2026	$175,000
January 1, 2027	$525,000
~~January~~April 1, 2027 and the first day of each quarter thereafter	$350,000

; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan and all Agent Advances, and all accrued and unpaid interest thereon, shall be due and payable on the Term Loan Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.3(b) or 2.3(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.3(b) and the accounts maintained pursuant to Section 2.3(c) maintained pursuant to Section 2.3(c) and control.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by and reasonably acceptable to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.7) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.4. Interest.

(a) Term Loans; Agent Advances. Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a Term SOFR Rate Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a Term SOFR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to Term SOFR for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin. Pursuant to Section 9.8(a), each Agent Advance shall be a Reference Rate Loan and shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Agent Advance until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin.

(b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c) Interest Payment. Interest on each Loan shall be payable monthly in cash, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise); provided that, (i) with respect to the interest payment due on March 2, 2026, all of such interest payment shall be paid in kind by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan on such interest payment date, and (ii) at the election of the Borrower, upon written notice to the Administrative Agent at least three (3) days prior to April 1, 2026 with respect to the interest payment due on April 1, 2026, all or a portion (as elected by the Borrower) of such interest payment, otherwise payable in cash, may be elected to be paid in kind by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan on such interest payment date. Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.1 with the amount of any interest payment due hereunder.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

(e) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.5. Reduction of Commitment; Prepayment of Loans.

(a) Reduction of Commitments.

(i) Initial Term Loan. The Initial Term Loan Commitment shall terminate on the earlier to occur of (A) the funding of the Initial Term Loan, and (B) 5:00 p.m. (New York City time) on the Effective Date.

(ii) Delayed Draw Term Loan. The Total Delayed Draw Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Delayed Draw Term Loan Commitment Expiration Date.

(b) Optional Prepayment.

(i) Term Loan; Agent Advances. The Borrower may, at any time and from time to time, upon at least three (3) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan or any Agent Advance, in whole or in part. Each prepayment made pursuant to this Section 2.5(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.

(ii) Termination of Agreement. The Borrower may, upon at least ten (10) Business Days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement; provided that such notice may provide that it is conditioned upon the consummation of other financing or the consummation of a sale of Equity Interests, in which case, such notice may be revoked or extended by the Borrower if any such condition is not satisfied prior to the date of termination of this Agreement in such notice. If the Borrower has sent a notice of termination pursuant to this Section 2.5(b)(ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

(c) Mandatory Prepayment.

(i) Within ten (10) calendar days of the date that audited annual financial statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.1(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2025 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.1(a)(iii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.1(a)(iii), the Borrower shall, if the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries as of the end of such Fiscal Year is (A) equal to or greater than 3.00 to 1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 50% of the Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year, (B) less than 3.00 to 1.00 but equal to or greater than 2.75 to 1.00, prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 25% of the Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year, and (C) less than 2.75 to 1.00, there shall be no such repayment obligation; provided that, the Excess Cash Flow prepayment for the Fiscal Year ended December 31, 2025 shall be calculated based solely on the portion of such Fiscal Year occurring on and after the Effective Date, and Excess Cash Flow for the portion of such Fiscal Year ending prior to the Effective Date shall be excluded from the calculation of the Excess Cash Flow prepayment amount.

(ii) Immediately upon (A) any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f) (provided in respect of clauses (e) and (f) such exclusion shall not exclude such proceeds from constituting Extraordinary Receipts), or (g) of the definition of “Permitted Disposition”) by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries shall exceed $50,000 for all such Dispositions in any Fiscal Year and (B) the Flat Tummy Disposition, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 50% of the Net Cash Proceeds received by such Person in connection with the Flat Tummy Disposition. Nothing contained in this Section 2.5(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.2(c)(ii).

(iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.5(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.5(c)(iii) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

(iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.5(d) (A) if any Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith and (B) so long no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith to the extent the aggregate amount of Extraordinary Receipts received by all Loan Parties and their Subsidiaries shall exceed $50,000 in any Fiscal Year.

(v) Upon ~~an~~any Equity Issuance (other than any Excluded Equity Issuances), the Borrower shall apply the Net Cash Proceeds received on or after the Second Amendment Effective Date as follows: (A) the first $6,000,000 of such Net Cash Proceeds may be retained by the Borrower to be used for general corporate purposes, (B) the next $4,000,000 of such Net Cash Proceeds shall be applied to prepay the outstanding principal amount of the Term Loan in accordance with Section 2.5(d), and (C) with respect to any Net Cash Proceeds received in excess of $10,000,000, the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.5(d) in an amount equal to (~~A) 25~~1) 50% of the Net Cash Proceeds received by such Person in connection therewith if the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries as of the end of such fiscal quarter of the Borrower ending on or most recently preceding the date of the receipt of such proceeds was equal to or greater than ~~3.00~~2.50 to 1.00 and (~~B~~2) 0% of the Net Cash Proceeds received by such Person in connection therewith if the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries as of the end of such fiscal quarter of the Borrower ending on or most recently preceding the date of the receipt of such proceeds was less than ~~3.00~~2.50 to 1.00. ~~The~~For the avoidance of doubt, the provisions of this ~~Section 2.5(c)(v)~~Section 2.5(c)(v) shall govern the application of such Net Cash Proceeds notwithstanding any other provisions in this Section 2.5(c), and shall not be deemed to ~~be implied~~constitute consent to any such issuance or sale otherwise prohibited by the terms and conditions of this Agreement.

(vi) Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.5(c)(ii) or 2.5(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to purchase, replace, repair or restore properties or assets (other than current assets) used in such Person’s business; provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Administrative Agent at least three (3) days prior to the proposed consummation date of such Disposition or anticipated receipt of insurance proceeds or condemnation awards, as the case may be, stating that such Net Cash Proceeds shall be used to purchase, replace, repair or restore properties or assets used in the Permitted Business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in a Controlled Account, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.5(c)(ii) or 2.5(c)(iv) as applicable.

(vii) Upon the incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness under an ABL Facility, the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.5(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith, up to an amount equal to the amount by which the aggregate principal amount of the Term Loans funded under this Agreement as of such date exceeds $15,000,000. The provisions of this Section 2.5(c)(vii) shall not be deemed to be implied consent to the ABL Facility in contravention of any of the terms and conditions of this Agreement.

(d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv), (c)(v), (c)(vi) and (c)(vii) above shall be applied first, ratably, to any outstanding Agent Advances until paid in full; and second, ratably, to the Term Loan, until paid in full. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.3(b), prepayments required under Section 2.5(c) shall be applied in the manner set forth in Section 4.3(b).

(e) Interest and Fees. Any prepayment made pursuant to this Section 2.5 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.8 and (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.6.

(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.5, payments with respect to any subsection of this Section 2.5 are in addition to payments made or required to be made under any other subsection of this Section 2.5.

Section 2.6. Fees.

(a) Applicable Premium.

(i) Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii) Any Applicable Premium payable in accordance with this Section 2.6(a) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iii) The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans; and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(iv) Nothing contained in this Section 2.6(a) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.

(b) Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.1(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time during normal business hours, and at any reasonable time following reasonable advance written notice (but in no event less than two (2) Business Days unless has occurred and is continuing). The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner’s reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations, and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided that so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to reimburse the Agents for more than (A) one (1) inspection visits in any calendar year and (B) one (1) audit, physical count, valuation, appraisal, environmental site assessment and/or examination during any calendar year; provided further that if an Event of Default has occurred and is continuing, all such inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties during such occurrence and continuation shall be at the expense of the Borrower.

(c) Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay the fees set forth in the Fee Letter.

Section 2.7. Term SOFR Rate Option; Benchmark Replacement.

(a) ~~The~~Subject to the terms of Section 2.7(c), the Borrower may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Term SOFR (the “Term SOFR Rate Option”) by notifying the Administrative Agent prior to 12:00 p.m. noon (New York City time) at least three Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.2), (ii) in the case of the conversion of a Reference Rate Loan to a Term SOFR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a Term SOFR Rate Loan as a Term SOFR Rate Loan, the last day of the then current Interest Period (the “Term SOFR Rate Deadline”). Notice of the Borrower’s election of the Term SOFR Rate Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.7(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.2 or (B) a Term SOFR Rate Notice prior to the Term SOFR Rate Deadline (or by telephonic notice received by the Administrative Agent before the Term SOFR Rate Deadline (to be confirmed by delivery to the Administrative Agent of a Term SOFR Rate Notice received by the Administrative Agent prior to 5:00 p.m. (New York City time) on the same day)). Promptly upon its receipt of each such Term SOFR Rate Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each Term SOFR Rate Notice shall be irrevocable and binding on the Borrower.

(b) Interest on Term SOFR Rate Loans shall be payable in accordance with Section 2.4(c). On the last day of each applicable Interest Period, unless the Borrower properly has exercised the Term SOFR Rate Option with respect thereto, the interest rate applicable to such Term SOFR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Loans bear interest at Term SOFR and the Administrative Agent shall have the right to convert the interest rate on all outstanding Term SOFR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder prior to the last day of the then current Interest Period.

(c) Notwithstanding anything to the contrary contained in this Agreement, ~~the Borrower~~ (i) the Borrower shall have not more than three (3) Term SOFR Rate Loans in effect at any given time, ~~and~~ (ii) the Borrower only may exercise the Term SOFR Rate Option for Term SOFR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof. and (iii) effective as of February 1, 2026 all outstanding Term SOFR Rate Loans shall be automatically converted to Reference Rate Loans, and the Borrower shall not have the right to elect the Term SOFR Rate Option under Section 2.7(a) for any Loans until such time that the Borrower has made principal reduction payments from and after the Second Amendment Effective Date in an aggregate amount not less than $4,000,000, after which the Borrower may exercise the Term SOFR Rate Option in accordance with this Section 2.7.

(d) The Borrower may prepay Term SOFR Rate Loans at any time; provided, however, that in the event that Term SOFR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.5(c) or any application of payments or proceeds of Collateral in accordance with Section 4.3 or 4.4 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.8.

(e) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.7(e) will occur prior to the applicable Benchmark Transition Start Date. No Hedging Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.7(e).

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.7(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.7(e)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.7(e).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Reference Rate.

Section 2.9. Funding Losses. In connection with each Term SOFR Rate Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, as a result of (a) the payment of any principal of any Term SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.5(c)), (b) the conversion of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default) or (c) the failure to borrow, convert, continue or prepay any Term SOFR Rate Loan on the date specified in any Notice of Borrowing or Term SOFR Rate Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). A certificate of an Agent or a Lender delivered to the Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.8 shall be conclusive absent manifest error. The Borrower shall pay such Agent or such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.10. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.9) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.9) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within ten days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(d)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.7(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) The obligations of the Loan Parties under this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11. Increased Costs and Reduced Return.

(a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any Tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes); (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost (other than Taxes) to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b) If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is ten (10) days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.12. Changes in Law; Impracticability or Illegality.

(a) Term SOFR may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at Term SOFR. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment or (ii) repay the Term SOFR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.9).

(b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Term SOFR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at Term SOFR, such Lender shall give notice of such changed circumstances to the Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any Term SOFR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such Term SOFR Rate Loans, and interest upon the Term SOFR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder and (ii) the Borrower shall not be entitled to elect the Term SOFR Rate Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

(c) The obligations of the Loan Parties under this Section 2.11 shall survive after the occurrence of the Termination Date and the termination of this Agreement.

Section 2.13. Replacement of Lenders.

(a) [Reserved].

(b) If any Lender is a Defaulting Lender, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Agents any assignment fees specified in Section 11.7;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts then due and payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.8 and 2.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) [reserved]; and

(iv) such assignment does not conflict with applicable law. Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance. Any such assignment shall be made in accordance with the terms of Section 11.7.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.14. Incremental Facilities.

(a) From time to time, the Borrower may by written notice to Administrative Agent request the establishment of one or more Incremental Term Loan Commitments, in each case, in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and in an aggregate amount of all such Commitments not to exceed $2,500,000 during the term of this Agreement. Each such notice shall (x) specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than twenty (20) Business Days after the date on which such notice is delivered to the Administrative Agent and (y) include an outline, in reasonable detail, of the proposed use of proceeds of such Incremental Term Loans, which such proposed use shall be subject to the approval of the Administrative Agent in its sole discretion. Upon receipt of such notice, and in any event within five (5) Business Days thereafter, the Administrative Agent shall advise the Borrower if the proposed use of proceeds are acceptable to the Administrative Agent and shall promptly notify the Lenders holding Term Loans of the requested increase and each Lender holding Term Loans shall have the right to commit to the Incremental Term Loan Commitments in proportion to its Pro Rata Share of the Term Loans outstanding immediately before giving effect to such Incremental Term Loans. Each Lender holding Term Loans shall notify the Administrative Agent within five (5) Business Days following such notice from the Administrative Agent, if and to what extent, such Lender holding Term Loans commits to the requested Incremental Term Loan Commitments. Any Lender holding Term Loans not responding within such period shall be deemed to have declined to provide an Incremental Term Loan Commitment. If a Lender holding Term Loans fails to so commit to the full requested Incremental Term Loan Commitments, the Administrative Agent may, in its sole discretion, arrange for one or more other lenders to provide such remainder of the requested Incremental Term Loan Commitments, which such other lenders may be existing Lenders or any other Persons that are eligible assignees pursuant to Section 11.7.

(b) Such Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Term Loan Commitments; (ii) each of the conditions set forth in Section 5.2 shall be satisfied; (iii) the Borrower and its Subsidiaries shall be in compliance on a pro form basis with each of the covenants set forth in Section 7.3 as of the last day of the most recently ended Fiscal Quarter after giving effect to the funding of such Incremental Term Loans, as if made on the last day of such recently ended Fiscal Quarter; (iv) the Incremental Term Loans shall be effected pursuant to one or more amendment or joinder agreements (each, and “Incremental Amendment”) executed and delivered by the Loan Parties, the Agents and each Incremental Term Loan Lender, and each of which such Incremental Term Loans shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.9; (v) the Borrower shall deliver a certificate of an Authorized Officer certifying the proposed use of the proceeds the Incremental Term Loan, as approved by the Administrative Agent, and certifying that the conditions precedent to the making of such Incremental Term Loan under this Section 2.13 have been satisfied, and (vi) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. In the event any Incremental Term Loans are not funded on the applicable Increased Amount Date, the Borrower shall make any payments required pursuant to Section 2.8(c) in connection with such Incremental Term Loan Commitments. In no event shall the provisions of this Section 2.13 or any other provision of this Agreement or any other Loan Document be deemed to create any obligation on the part of any Lender to agree to any increase in any Commitment and the Borrower and the other Loan Parties each agree that any such increase shall be at the sole option of each Lender.

(c) On any Increased Amount Date on which any Incremental Term Loan Commitments of any tranche are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment, and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

(d) The Incremental Term Loans and Incremental Term Loan Commitments shall be on the same terms and conditions as the Term Loans (including as to security) and such other terms and conditions as shall be agreed by the Incremental Term Loan Lenders and the Agents. The maturity date of any Incremental Term Loan shall be the Term Loan Maturity Date. Each Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.13.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS

Section 4.1. Payments; Computations and Statements.

(a) The Borrower will make each payment under this Agreement not later than 3:00 pm (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account. All payments received by the Administrative Agent after 3:00 pm (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.2, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.2 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed Obligations. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent’s discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.2. Sharing of Payments. Except as provided in Section 2.2, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered, and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 4.3. Apportionment of Payments. Subject to Section 2.2:

(a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.6 and to the extent set forth in any written agreement among the Agents and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement,

(i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full;

(ii) second, to pay interest then due and payable in respect of the Agent Advances until paid in full;

(iii) third, to pay principal of the Agent Advances until paid in full;

(iv) fourth, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan Lenders until paid in full;

(v) fifth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full;

(vi) sixth, ratably to pay principal of the Term Loan until paid in full;

(vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and

(viii) eighth, to the ratable payment of all other Obligations then due and payable.

(c) For purposes of Section 4.3(b) (other than clause (viii) thereof), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (viii), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d) In the event of a direct conflict between the priority provisions of this Section 4.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.3 shall control and govern.

Section 4.4. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.2.

(b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made such Loans to the Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower to replace the Defaulting Lender in accordance with Section 2.12 with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 11.7.

(d) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(e) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrower shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE V

CONDITIONS TO LOANS

Section 5.1. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Sections 2.6 (including the Fee Letter) and 11.4.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Delivery of Documents. The Agents shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Agents and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i) subject Section 5.3, a Security Agreement, together with (A) the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer, and registration pages and executed irrevocable proxies with respect to such Equity Interests, and (B) each Intellectual Property Security Agreement, executed by each Loan Party as required thereunder, for filing in the United States Patent and Trademark Office or the United States Copyright Office, as applicable;

(ii) a UCC Filing Authorization Letter, dated and effective as of May 29, 2025, authorizing the Collateral Agent (or its designee) to complete the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement;

(iii) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(iv) the Canadian Security Documents duly executed by the parties thereto;

(v) an acknowledgment of PPSA verification statements dated and effective as of the Effective Date, confirming receipt by the Loan Parties of all appropriate PPSA financing statements in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Documents;

(vi) the results of searches for any effective PPSA financing statements filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);

(vii) an executed notice of security interest in Intellectual Property to be registered with CIPO in respect of the security interests purported to be created by the Canadian Security Documents;

(viii) [reserved];

(ix) the Information Certificate;

(x) the Disbursement Letter;

(xi) the Fee Letter;

(xii) the Intercompany Subordination Agreement;

(xiii) the Sanders Subordination Agreements;

(xiv) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, Term SOFR Rate Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.1(b);

(xv) a certificate of the chief financial officer of the Borrower (A) certifying that all tax returns required to be filed by the Loan Parties have been filed and that all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, (B) attaching a copy of the Financial Statements and the Projections described in Section 6.1(g) and certifying as to the compliance with the representations and warranties set forth in Section 6.1(g) and Section 6.1(gg)(ii) and as to satisfaction of the minimum Liquidity requirements in Section 5.1(i) and (C) certifying that after giving effect to all Loans to be made on the Effective Date all liabilities of the Loan Parties are current;

(xvi) a certificate of the chief financial officer of each Loan Party, certifying that each such Loan Party (after giving effect to the Loans made on the Effective Date) is Solvent;

(xvii) a certificate of an Authorized Officer of the Borrower certifying that (A) the Material Contracts (delivered separately to the Agents on or prior to the Effective Date), in each case as in effect on the Effective Date, are true, complete and correct copies thereof, and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xviii)  a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and, if applicable, the payment of taxes by, such Loan Party in such jurisdictions;

(xix)  an opinion of (A) Nelson Mullins Riley & Scarborough LLP, counsel to the Loan Parties, (B) Fennemore Law, Nevada special local counsel to the Borrower, and (C) Stewart McKelvey, counsel to the Canadian Guarantors, in each case as to such matters as the Agents may reasonably request;

(xx)  subject to Section 5.3, evidence of the insurance coverage required by Section 7.1 and the terms of each Security Agreement, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

(xxi)  subject to Section 5.3, landlord waivers, in form and substance satisfactory to the Collateral Agent, executed by each landlord with respect to each of the Leases set forth on Schedule III to the Security Agreement and collateral access agreements to the extent required by Section 7.1(m);

(xxii) subject to Section 5.3, all Control Agreements required for the Loan Parties to comply with the Loan Documents, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;

(xxiii)  to the extent requested at least three (3) Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” rules and Anti-Money Laundering Laws, including the USA PATRIOT Act;

(xxiv)  evidence satisfactory to the Agents that a Process Agent has been properly appointed by each Canadian Guarantor in accordance with Section 11.10(c);

(xxv)  copies of the Consulting Services Agreement and the Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties have breached or defaulted in any of their obligations under the Material Contracts; and

(xxvi)  such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.

(e) Material Adverse Effect. The Agents shall have determined, in their reasonable judgment, that no event or development shall have occurred since December 31, 2024 which could reasonably be expected to have a Material Adverse Effect.

(f) Payment of Effective Date Payoff Debt; Discharge of Liens. The Agents shall have received in connection with the payment of the Effective Date Payoff Debt (i) payoff letters duly executed by the appropriate lender(s) thereunder, at least three (3) Business Day prior (or such shorter period as agreed to by the Agents in their sole discretion) to the proposed funding date of the Loans, and in form and substance acceptable the Agents, providing, among other things, (A) the payoff amount for payment in full of the Effective Date Payoff Debt and any related per diem, (B) that upon receipt by such lender(s) of such payment in full the automatic termination, release and discharge of all (1) Liens and other security interests with respect to the Effective Date Payoff Debt, and (2) all security, guaranty and other loan documents thereto, and (C) authorizing filing (1) UCC-3 termination statements for all UCC-1 financing statements, (2) PPSA discharges for all PPSA financing statements and (3) CIPO discharges for all CIPO registrations, in each case filed in respect of the Effective Date Payoff Debt and covering any portion of the Collateral and any termination of security interests in Intellectual Property for each assignment for security recorded by such lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any Intellectual Property of the Loan Parties and (ii) concurrently, or substantially concurrently, with the funding of the initial Loans on the Effective Date, wire confirmations evidencing the payment in full of the Effective Date Payoff Debt in accordance with the amounts set forth in such payoff letters.

(g) Consolidated Senior Net Leverage Ratio. After giving effect to all Loans to be made on the Effective Date, the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries for the 12 months ended March 31, 2025 calculated on a pro forma basis shall not be greater than 2.75 to 1.00. The Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying as to the matters set forth above and containing reasonably detailed calculation of such ratio.

(h) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(i) Liquidity. After giving effect to all Loans to be made on the Effective Date, Liquidity shall not be less than $3,000,000 after the repayment of the Existing Debt and the payment of all fees and expenses under the Loan Documents; provided that, for the purposes of calculating Liquidity under this Section 5.1(d)(i) only, “Unrestricted Cash” shall include unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States whether or not such deposit accounts are Controlled Accounts. The Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer or other senior officer of the Borrower certifying as to the matters set forth above and containing the calculation of Liquidity and certifying that the accounts payable of the Loan Parties and their Subsidiaries have been maintained and managed in the ordinary course of business and consistent with historical practices, and that such Liquidity amount does not reflect any delays or deferrals of payment obligations.

(j)  Minimum Consolidated Adjusted EBITDA. The Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the twelve (12) consecutive fiscal months of the Borrower and its Subsidiaries ending on March 31, 2025 is no less than $7,000,000.

(k) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.

(l) Security Interests. The Loan Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject only to Permitted Liens).

(m) Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or governmental authority which relates to the Loans or which, in the opinion of the Agents, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(n) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.2.

Section 5.2. Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.6 and 11.4.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower’s acceptance of the proceeds of such Loan shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 5.2 have been satisfied as of the date of such request.

(c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)  Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.2.

(e) Additional Conditions for Delayed Draw Term Loan. The proceeds of the Delayed Draw Term Loan will be used to repay in full the outstanding obligations of the Borrower under the Atrium Settlement Agreement.

Section 5.3. Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.1, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.3):

(a) within ten (10) Business Days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), to the extent not delivered by the Effective Date, deliver to the Collateral Agent the deliverables relating to Pledged Interests (as defined in the Security Agreement) required pursuant to Section 4(a) of the Security Agreement;

(b) within ten (10) days after the Effective Date (or such longer period as the Agents may agree in their sole discretion), to the extent not delivered by the Effective Date, deliver to the Collateral Agent the evidence of insurance required pursuant to Section 5.1(d)(xx);

(c) within thirty (30) days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), to the extent not delivered by the Effective Date, deliver to the Collateral Agent all landlord waivers and collateral access agreements, as the case may be, required pursuant to Section 5.1(d)(xxi);

(d) within thirty (30) days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), to the extent not delivered by the Effective Date, deliver to the Collateral Agent all Control Agreements required pursuant to Section 5.1(d)(xxii);

(e) within five (5) Business Days after the Effective Date (or such longer period as the Agents may agree in their sole discretion), deliver to the Agents a consent, in form and substance reasonably satisfactory to the Agents, providing that, notwithstanding any term, condition or restriction set forth in the Knight Agreement, Knight consents to (i) the grant of the security interests in and Liens on the Collateral (including the Intellectual Property associated with the Licensed Products (as defined in the Knight Agreement)) in favor the Secured Parties pursuant to the Loan Documents, and (ii) the exercise by any of the Secured Parties of their rights and remedies under the Loan Documents and applicable law with respect to the Collateral, including, without limitation, any foreclosure, sale, transfer or other enforcement right of or with respect to the Collateral; provided that any such sale or transfer of the Intellectual Property associated with the Licensed Products shall be made subject to the license granted in favor of Knight pursuant to the Knight Agreement;

(f) within ten (10) Business Days after the Effective Date (or such longer period as the Agents may agree in their sole discretion), deliver to the Agents (i) evidence that Hand MD Corp. has been reinstated and is in good standing with the Delaware Secretary of State and (ii) executed copies of such agreements, instruments and other documents required by Section 7.1(b), in each case with respect to the foregoing clauses (i) and (ii), in form and substance satisfactory to the Agents;

(g) within five (5) Business Days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), deliver evidence satisfactory to the Agents that the Canadian Guarantor has filed the required registration under the Extra-Provincial Corporations Act (Ontario), to the extent required under applicable law; and

(h) within five (5) Business Days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), deliver to the Collateral Agent evidence of the filing of a UCC-3 termination statement with respect to the UCC-1 financing statement (Initial Filing Number 2024402520-9) filed on May 1, 2024 with the Nevada Secretary of State by Middesk, Inc. as secured party against the Borrower as debtor; and

(i) within five (5) Business Days after the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), deliver evidence satisfactory to the Agents that the Borrower has filed the required transfer of all Registered Intellectual Property in the name of any predecessor in interest with CIPO or the United States Patent and Trademark Office, as applicable, and with respect to such Registered Intellectual Property in the United States, an executed Intellectual Property Security Agreement to be filed with the United States Patent and Trademark Office and, forthwith upon receipt of confirmation from CIPO and the United States Patent and Trademark Office that such Registered Intellectual Property was successfully transferred to the Borrower, evidence of such completed transfers, provided further that the Collateral Agent shall thereafter be irrevocably authorized and directed to register its security interest in such Registered Intellectual Property with CIPO in accordance with the Canadian Security Documents and to complete any and all ancillary documents in connection therewith.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties (including the Material Contracts) by which such Loan Party is bound, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than (i) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date or (ii) such as have been obtained and are in full force and effect.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Borrower and each of its Subsidiaries and the issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries are as set forth on Schedule 6.1(e) hereto. All of the issued and outstanding shares of Equity Interests of the Borrower and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Borrower are owned by the Borrower free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.1(e) hereto and in the Lender Warrant, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of the Borrower or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Borrower or any of its Subsidiaries.

(f) Litigation. Except as set forth on Schedule 6.1(f), there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g) Financial Statements.

(i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Borrower and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2024, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) The Borrower has heretofore furnished to each Agent and each Lender (A) projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Year 2025, and (B) projected quarterly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years 2026 through 2028 which projected financial statements shall be updated from time to time pursuant to Section 7.1(a)(vi).

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law, or (iii) any material term of any material Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties.

(i) ERISA. (i) Each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, and (iv) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. Copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents. Other than as set forth on Schedule 6.1(p), no Loan Party or any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment.

(j) Taxes, Etc. (i) All United States federal income Tax returns and all other material state and local Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all required Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $50,000, or (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party is engaged in any business other than the Permitted Business.

(ii) The Borrower does not have any material liabilities (other than liabilities arising under the Loan Documents and the Sanders Notes), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

(o) Properties.

(i) Each Loan Party owns (with good and marketable title in the case of owned real property, subject only to the matters permitted by the following sentence), or has valid leasehold interests in or valid licenses to use, all property and assets material to its business, free and clear of all Liens except Permitted Liens and minor defects in title to the extent such defects do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, in each case, in any material respect. All such property and assets are generally in good operating order and condition, ordinary wear and tear excepted.

(ii) Schedule 6.1(o) sets forth a complete and accurate list, as of the Effective Date, of the address of each Facility owned or leased by each Loan Party, and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.1(o) to which it is a party. True, complete and correct copies of each such Lease have been made available to the Administrative Agent on or prior to the Effective Date except as otherwise set forth on Schedule 6.1(o). As of the Effective Date, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect subject to laws affecting the enforcement of creditors’ rights generally and by general principles of equity. To the knowledge of each Loan Party, no consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.1(o). Except as set forth on Schedule 6.1(o), to the knowledge of any Loan Party, as of the Effective Date, (A) no other party to any such Lease is in default of its material obligations thereunder, (B) no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of material default which remains uncured under any such Lease and (C) no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default under any such Lease.

(p) Employee and Labor Matters. Except as set forth on Schedule 6.1(p), (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

(q) Environmental Matters. Except as set forth on Schedule 6.1(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect, (iii) there has been no Release of Hazardous Materials at any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to have a Material Adverse Effect, (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to have a Material Adverse Effect, (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to have a Material Adverse Effect, and (vi) the Loan Parties have provided to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

(r) Insurance. Each Loan Party maintains all insurance required by Section 7.1(h). Schedule 6.1(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

(s) Use of Proceeds. The proceeds of the Initial Term Loans shall be used to (a) pay the Effective Date Payoff Debt, (b) pay the Transaction Costs, and (c) for general corporate purposes of the Borrower. The proceeds of the Delayed Draw Term Loan will be used to repay in full the outstanding obligations of the Borrower under the Atrium Settlement Agreement.

(t) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of such Loan Party.

(u) Location of Deposit, Securities and Commodities Accounts. Schedule 6.1(u) sets forth a complete and accurate list as of the Effective Date of all deposit accounts, all securities, commodities and other accounts maintained with any financial institution, securities intermediary or broker dealer and all other similar accounts maintained by each Loan Party, together with a brief description thereof (i.e., the name and address of the financial institution, intermediary or broker dealer at which such deposit or other account is maintained, the account number, the purpose thereof and whether such account is (or will be) subject to a Control Agreement or is an Excluded Account).

(v) Intellectual Property. Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its Permitted Business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.1(v) hereto is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party, (ii) each material work of authorship owned by each Loan Party and which is not Registered Intellectual Property and (iii) each material Intellectual Property Contract to which each Loan Party is bound. No Loan Party and no product or service of any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(w) Material Contracts. Set forth on Schedule 6.1(w) hereto is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(x) Investment Company Act. None of the Loan Parties is (i) an “investment company”, “affiliated person”, “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(y) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

(z) No Bankruptcy Filing. No Loan Party or any Subsidiary of a Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party’s or such Subsidiary’s assets or property, and no Loan Party or any Subsidiary of a Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

(aa) Interrelated Business. The Loan Parties and their Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that the Loan Parties and their Subsidiaries share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each Loan Party may render services to or for the benefit of the other Loan Parties or their Subsidiaries, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Party of creditors of the other Loan Parties and their Subsidiaries and guarantees by such Loan Party of indebtedness of the other Loan Parties and their Subsidiaries and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and their Subsidiaries).

(bb) Name; Jurisdiction of Organization; Organizational ID Number; Chief Executive Office; FEIN. Schedule 6.1(bb) together with any updated Information Certificate delivered after the Effective Date, sets forth a complete and accurate list of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) the chief executive office, registered office and/or place of effective management of each Loan Party, and (v) the U.S. federal employer identification number of each Loan Party.

(cc) Security Interests. The Collateral Documents create in favor of the Collateral Agent, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements, PPSA financing statements, or other applicable financing statements and applications for registrations described in Section 5.1(d), and the filing or recording of intellectual property security agreements or other applicable intellectual property security documents in the appropriate U.S. intellectual property filing or registration office, as applicable, (i) such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests (subject only to Permitted Liens) in assets that can be perfected by such filings or recordings, and (ii) no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (A) the filing of continuation statements in accordance with applicable law, and (B) the recording of intellectual property security agreements or other applicable intellectual property security documents in the appropriate U. S. intellectual property filing or registration office, as applicable, with respect to after-acquired patent and trademark applications and registrations and copyrights.

(dd) Canadian Pension Plans. No Loan Party or any of its Subsidiaries sponsors, maintains, participates in, contributes to, or has otherwise incurred liability under, a Canadian Pension Plan nor has any liabilities or obligations in respect of a Canadian Pension Plan that has been terminated or wound up.

(ee) Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, employees, nor, to the knowledge of any Loan Party, any of their respective shareholders, owners, agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

(ff) Anti-Bribery and Corruption.

(i) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including, without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

(ii) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii) To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv) The Loan Parties will not directly or indirectly, use, lend or contribute the proceeds of the Loans for any purpose that would breach the Anti-Corruption Laws.

(gg) Full Disclosure.

(i) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ii) Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Borrower is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.1. Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to each Agent and each Lender:

(i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, internally prepared consolidated balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(ii)  as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii) as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Borrower or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.3);

(iv) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.1(a), a Compliance Certificate:

(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto,

(B) in the case of the delivery of the quarterly financial statements of the Borrower and its Subsidiaries required by clause (ii) of this Section 7.1(a), (x) attaching a schedule showing the calculation of each of the applicable financial covenants specified in Section 7.3, (y) confirmation that there have been no changes to the information contained in the Information Certificate delivered on the Effective Date or the date of the most recently updated Information Certificate delivered to the Agents and/or attaching an updated Information Certificate identifying any such changes to the information contained therein, and (z) including a discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, as applicable, and

(C) in the case of the delivery of the annual audited financial statements of the Borrower and its Subsidiaries required by clause (iii) of this Section 7.1(a), attaching (1) a summary of all insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries in accordance with the requirements set forth in Section 7.1, each Security Agreement and each Mortgage (if any), together with such other related documents and information as the Administrative Agent may reasonably require, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.5(c)(i) and (3) a discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such Fiscal Year and discussing the reasons for any significant variations from the Projections for such Fiscal Year and the figures for the previous Fiscal Year, as applicable;

(v) as soon as available and in any event within 10 days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, and (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable and such other information as any Agent may request;

(vi) as soon as available and in any event not later than December 31 each Fiscal Year, a certificate of an Authorized Officer of the Borrower (A) attaching Projections for the Borrower and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries, and (B) certifying that the representations and warranties set forth in Section 6.1(gg)(ii) are true and correct with respect to the Projections;

(vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(viii) as soon as possible, and in any event within three (3) days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(ix) as soon as possible and in any event (A) within three (3) Business days after the occurrence of any ERISA Event, a certificate of an Authorized Officer of the Borrower specifying the nature and period of existence of such ERISA Event and what action Borrower and its Subsidiaries have taken, are taking and proposes to take with respect thereto, (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within ten days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) within ten days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;

(x) promptly after the commencement thereof but in any event not later than five days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi) as soon as possible and in any event within ten (10) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

(xii) as soon as possible and in any event within ten (10) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiii) [reserved];

(xiv) (A) substantially concurrently with the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange, and (B) promptly after the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;

(xv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the board of directors or equivalent governing body (or the audit committee of the board of directors or such equivalent governing body) of any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xvi) promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance with Section 7.2(r);

(xvii) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.1(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.2(q), the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.1(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents;

(xviii) promptly following any request therefor, provide information and documentation reasonably requested by the Agents for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions; and

(xix) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

(b) Additional Guarantors and Collateral Security. Cause:

(i) Hand MD Corp. (subject to Section 5.3) and each Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within three (3) days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Agents may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the owned real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Agents in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all applicable property and assets of such Subsidiary shall become Collateral for the Obligations;

(ii) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, together with registration pages and executed irrevocable voting proxies for such Equity Interests, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent; and

(iii) with respect to any Subsidiary to become a Guarantor hereunder, within three (3) Business Days prior to becoming a Guarantor, all information and documentation reasonably requested by (and results satisfactory to the Agents and each Lender) for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws to the extent such information is requested by the Agents or the Lenders reasonably promptly after written notice to the Agents of the proposed joinder of a Borrower or a Guarantor.

Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that (I) if the Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party, and (II) promptly and in any event within 20 days after the effectiveness of any amendment of the Internal Revenue Code to allow for 100% of the voting Equity Interests of such Foreign Subsidiary to be pledged to the Collateral Agent without material adverse tax consequences to the Borrower and its Subsidiaries, 100% of such voting Equity Interests shall be pledged pursuant to clause (ii) above.

(c) Compliance with Laws; Payment of Taxes.

(i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).

(ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $50,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any reasonable time following reasonable advance written notice (but in no event less than two (2) Business Days unless an Event of Default has occurred and is continuing) and from time to time during normal business hours, at the expense of the Borrower as provided in Section 2.6(b), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants (in the presence of Authorized Officers of such Loan Party as it may designate) or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.1(f).

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. If any portion of any real estate covered by a Mortgage is at any time located in a special flood hazard area in respect of which flood insurance has been made available under the Flood Insurance Laws, then the applicable Loan Party shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (ten days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j) Controlled Accounts; Control Agreements.

(i) Maintain, at all times, cash, Cash Equivalents or other amounts in deposit accounts, securities, commodities and other accounts that are Controlled Accounts, other than with respect to Excluded Accounts; provided, however, that with respect to any deposit account which is an Excluded Account pursuant to clause (c) of such defined term, if the balance in such account exceeds $50,000 as of the last Business Day of any calendar month, the Loan Parties shall, within five (5) Business Days after the end of such month, transfer or cause to be transferred the portion of such excess above $50,000 to a Controlled Account.

(ii) So long as no Default or Event of Default has occurred and is continuing, the Loan Parties may amend Schedule 6.1(u), to add or replace any deposit accounts, securities, commodities and other accounts maintained with any financial institution, securities intermediary or broker dealer and all other similar accounts; provided, however, that (A) such account shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such account, and (B) prior to the time of the opening of such account (other than an Excluded Account), each Loan Party and such financial institution, securities intermediary or broker dealer shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Controlled Accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days after notice from the Collateral Agent that the creditworthiness of any financial institution, securities intermediary or broker dealer is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such financial institution, securities intermediary or broker dealer with respect to the Controlled Accounts or the Collateral Agent’s liability under any Control Agreement with such financial institution, securities intermediary or broker dealer is no longer acceptable in the Collateral Agent’s reasonable judgment.

(iii) The Loan Parties shall deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party and remittances on credit card sales) into a deposit account that is a Controlled Account.

(iv) Upon the terms and subject to the conditions set forth in a Control Agreement with respect to each deposit account that is a Controlled Account, all amounts received in such deposit account shall, at the Administrative Agent’s direction, be wired each Business Day into the Administrative Agent’s Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the depositary bank for each such deposit account to transfer funds in each such deposit account to the Administrative Agent’s Account.

(k) Environmental.

(i) Keep the Collateral free of any Environmental Lien;

(ii) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits, except to the extent the failure to so obtain, maintain, preserve or comply could not reasonably be expected to have a Material Adverse Effect;

(iii) Take all commercially reasonable steps to prevent any Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and

(iv) Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) any Loan Party obtaining knowledge of any Release of a Hazardous Material or environmental condition at, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in a Material Adverse Effect; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) an Environmental Claim or Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(l) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(m) Landlord Waivers; Collateral Access Agreements. At any time any Collateral, or any material books and records of the Loan Parties and their Subsidiaries is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.

(n) After-Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, and, in the case of a fee interest, any structures or improvements thereon and either an appraisal or such Loan Party’s good faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) in respect of any fee interest or landlord’s waiver (pursuant to Section 7.1(m)) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord’s waiver, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrower shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.1(n).

(o) Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a meeting with the Agents and the Lenders at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and such Agent or the Required Lenders) or via teleconference at such time as may be agreed to by the Borrower and such Agent or the Required Lenders.

(p) Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i) Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.

(ii) Comply, and cause each of its Subsidiaries to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) No Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

(iv) Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v) Not directly or indirectly, use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.

(vi) Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance, in all material respects, with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA PATRIOT Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

(vii) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(q) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(r) Repayment of Vitabest Obligations. Cause the outstanding obligations of the Borrower under the Vitabest Settlement Agreement to be repaid in full on or prior to July 30, 2025, and cause evidence of such payment, in form and substance reasonably satisfactory to the Administrative Agent, to be delivered to the Administrative Agent on or prior to such date.

(s) Lender Warrant. At an annual or special meeting of stockholders of the Borrower, which meeting shall be promptly called and held no later than June 30, 2026, the Borrower shall obtain the Stockholder Warrant Approval (as defined in the Lender Warrant).

Section 7.2. Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions.

(i) Wind up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as:

(A) no other provision of this Agreement would be violated thereby;

(B) such Loan Party gives the Agents at least thirty (30) days (or such shorter period as the Agents may agree in their sole discretion) prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing);

(C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction;

(D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation; and

(E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation (or such later date as consented to by the Collateral Agent).

(ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d)  Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.1(l).

(e)  Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)  Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g) Limitation on Issuance of Equity Interests; Subsidiaries.

(i)  ~~Issue~~Other than with respect to the Lender Warrant, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants to acquire its Equity Interests; provided that the Loan Parties may issue Qualified Equity Interests so long as no Change of Control would result therefrom.

(ii)  Form any Subsidiary after the Effective Date unless such Subsidiary (i) is a wholly-owned Subsidiary organized under the laws of the United States, and

(ii)  complies with the requirements under Section 7.1(b); provided that the formation of any non-wholly-owned Subsidiary shall require the prior written consent of the Agents.

(iii)  Enter into, after the Effective Date, any partnership, joint venture or similar arrangement from and after the Effective Date without the prior written consent of the Agents.

(h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board of Governors.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Sections 7.2(e), 7.2(g) and 7.2(h), (iv) sales of Qualified Equity Interests of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary, and (vi) the transactions with Affiliates existing on the Effective Date and described on Schedule 7.2(j).

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii)  to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.2(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) [reserved];

(C) any agreement in effect on the date of this Agreement and described on Schedule 7.2(k) hereto, or any extension, replacement or continuation of any such agreement; provided that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(D) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(E) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset, sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(F) customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(G) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(H) customary restrictions in contracts that prohibit the assignment of such contract.

(l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.2(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition, provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) [reserved] and (v) customary provisions in leases restricting the assignment or sublet thereof.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change (A) in respect of any Sanders Note or any other Subordinated Indebtedness, would violate the Sanders Subordination Agreement or other Subordination Agreement applicable thereto or (B) in respect of any other Indebtedness would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect;

(ii) except for the Obligations:

(A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due);

(B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness);

(C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase, including payments of interest, of any Subordinated Indebtedness (including any Sanders Note) in violation of the subordination provisions thereof or any Subordination Agreement (including any Sanders Subordination Agreement applicable thereto) with respect thereto other than (1) any payments of interest in respect of any Sanders Notes so long as, as of the date of any such interest payment and after giving effect thereto, the Sanders Notes Interest Payment Conditions are satisfied and (2) prepayments of principal in respect of any Sanders Notes, so long as, as of the date of any such prepayment after giving effect thereto, the Sanders Notes Principal Payment Conditions are satisfied, and in each case with respect to the foregoing clauses (1) and (2), such prepayment would not otherwise be prohibited by any applicable Sanders Subordination Agreement with respect to such Sanders Note; or

(D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii) amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iv) agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o) ERISA.

(i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event, or

(ii) adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law.

(p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned, leased or operated by it or any of its Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that could not reasonably be expected to have a Material Adverse Effect).

(q) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).

(r) [Reserved].

(s) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii) Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person, or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

(t) Foreign Exchange Availability. Fail to maintain in full force and effect and comply with the terms of all Requirements of Law required to enable it to pay solely and exclusively in Dollars all amounts which a Loan Party is or may be required to pay under the Loan Documents.

(u) Canadian Pension Plan. No Loan Party or any of its Subsidiaries shall establish, sponsor, maintain, participate in, contribute to, assume or have or otherwise incur liability under, a Canadian Pension Plan or amalgamate with any Person if such Person sponsors, maintains, contributes to, participates in or has liability under, any Canadian Pension Plan.

(v) Pari Passu. Fail to take all actions necessary to cause all Obligations to rank at all times at least pari passu in priority in right of payment and in all other respects with all other of unsecured and unsubordinated Indebtedness of any Loan Party.

Section 7.3. Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Consolidated Senior Net Leverage Ratio. Permit the Consolidated Senior Net Leverage Ratio of the Borrower and its Subsidiaries for any trailing four fiscal quarters of the Borrower and its Subsidiaries for which the last fiscal quarter for such period ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Consolidated Senior Net Leverage Ratio
September 30, 2025	3.25:1.00
December 31, 2025	~~3.25~~20.00:1.00
~~March~~December 31, 2026	~~3.00~~3.50:1.00
~~June 30~~March 31, ~~2026~~2027	~~2.75~~3.25:1.00
June 30, 2027	3.00:1.00
September 30, ~~2026~~2027	2.75:1.00
December 31, ~~2026~~2027 and each fiscal quarter ended thereafter	2.50:1.00

(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for any trailing four fiscal quarters of the Borrower and its Subsidiaries for which the last fiscal quarter for such period ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
~~September 30, 2025~~December 31, 2026 and each fiscal quarter ended thereafter	1.20:1.00

(c) Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the period commencing January 1, 2026 and ending on the applicable fiscal quarter end set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter End	Minimum Consolidated Adjusted EBITDA
June 30, 2026	$500,000
September 30, 2026	$1,000,000

ARTICLE VIII
EVENTS OF DEFAULT

Section 8.1. Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a) the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Agent Advance, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, ~~and~~including, without limitation, any portion of the KTBS Installment Fee (as defined below) and any other amounts payable pursuant to Section 11.4 and, other than with respect to the KTBS Installment Fees, such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Sections 7.1(a), 7.1(b), 7.1(c), 7.1(d), 7.1(f), 7.1(h), 7.1(j), 7.1(l) 7.1(n), 7.1(o), 7.1(s), 7.2 or 7.3, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;

(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 8.1, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) the Borrower or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Material Indebtedness (excluding Indebtedness evidenced by this Agreement or the Sanders Notes), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) the Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i) any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby subject only to Permitted Liens;

(j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $250,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal within the applicable appeal period;

(k) [reserved];

(l) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive Business Days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

(m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n) the indictment of the Loan Parties or any senior officer thereof under any criminal statute, or commencement of criminal or civil proceedings against the Borrower or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Loan Parties;

(o) (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in excess of $250,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates;

(p) (i) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness~~, including~~ (excluding any Sanders Note), or any Subordination Agreement, including any Sanders Subordination Agreement, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, including the Sanders Notes or any Subordination Agreement, including any Sanders Subordination Agreement, (iii) any Indebtedness other than the Obligations shall constitute “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, including any Sanders Note, or any Subordination Agreement, including any Sanders Subordination Agreement, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, including any Sanders Note, or any Subordination Agreement, including any Sanders Subordination Agreement, or (v) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness, including any Sanders Note, or any Subordination Agreement, including any Sanders Subordination Agreement, shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;

(q) a Change of Control shall have occurred;

(r) the Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis; or

(s) ~~in the event the Pledged Promissory Note is not paid in full by January 1, 2026 and, on or before such date, Mr. Jack Ross has failed to deliver an equity pledge agreement in form and substance satisfactory to the Collateral Agent pledging such number of shares of the Borrower’s stock with a market value equal to the amount of the outstanding obligations of the Pledged Promissory Note as of December 31, 2025, as security for the Obligations (which equity pledge shall, for the purpose of clarity, be released upon payment in full of the Pledged Promissory Note);~~[reserved];

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii)  exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 8.1 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE IX

AGENTS

Section 9.1. Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.2, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv)  to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 9.3, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 9.2. Nature of Duties; Delegation.

(a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article IX to the extent provided by the applicable Agent.

Section 9.3. Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.7, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.3, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 9.4. Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 9.5. Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other consultant or advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 9.8; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 9.5 shall survive the occurrence of the Termination Date and the termination of this Agreement.

Section 9.6. Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 9.7. Successor Agent.

(a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Sections 11.4 and 11.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 9.8. Collateral Matters.

(a) Each Agent may from time to time make such disbursements and advances (“Agent Advances”) which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.4. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Term Loans that are Reference Rate Loans. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.1. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 9.5, each Lender agrees that it shall make available to the Collateral Agent, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 11.2. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.8(b).

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 9.8(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 9.8(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d) Notwithstanding anything contained in any of the Loan Documents to the contrary, the Loan Parties, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof

(e) The Agents and the Lenders hereby irrevocably authorize the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Agents and the Lenders shall be entitled to be, and shall be, credit bid by the Collateral Agent (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (A) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (B) each of the Agents’ and the Lenders’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (C) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.2), (D) the Collateral Agent, on behalf of such acquisition vehicle or vehicles, shall be authorized to issue to each of the Agents and the Lenders, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Agent, any Lender or any acquisition vehicle to take any further action, and (E) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Agents and the Lenders pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Agent, any Lender or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Agent and each Lender are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (B) above, each Agent and each Lender shall execute such documents and provide such information regarding such Person (and/or any designee of such Person that will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

(f) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.8 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 9.9. Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10. No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly, 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 9.11. No Third-Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 9.12. No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.13. Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report;

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the Borrower’s and its Subsidiaries’ books and records, as well as on representations of their personnel;

(d) agrees to keep all Reports and other material, non-public information regarding the Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.19; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 9.14. Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

Section 9.15. Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 9.16. Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of any Agent to the Borrower, any Lender, or any other Person is determined by such Agent in its sole discretion to have been made in error as determined by such Agent (any such payment or other distribution, an “Erroneous Distribution”), then the relevant Borrower, Lender, or other Person shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to such Agent the amount of such Erroneous Distribution received by such Person. Any determination by any Agent, in its sole discretion, that all or a portion of any payment or other distribution to the Borrower, any Lender, or any other Person was an Erroneous Distribution shall be conclusive absent manifest error. The Borrower, each Lender, and each other potential recipient of an Erroneous Distribution hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution.

ARTICLE X
GUARANTY

Section 10.1. Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article X. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations.

Section 10.2. Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article X constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article X shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have (except for payment in full in cash of the Guaranteed Obligations) in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

Section 10.3. Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article X and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article X from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense (except for payment in full in cash of the Guaranteed Obligations) available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article X, and acknowledges that this Article X is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 10.4. Continuing Guaranty; Assignments. This Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article X and the Termination Date shall have occurred, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments or its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 11.7.

Section 10.5. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article X shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article X and the occurrence of the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article X, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article X thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article X shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 10.6. Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 10.6, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 10.6), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 10.6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 10.6 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third-party beneficiary to the contribution agreement set forth in this Section 10.6.

ARTICLE XI
MISCELLANEOUS

Section 11.1. Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or fax. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.1):

if to any Loan Party, to it at the following address:

Synergy CHC Corp.

P.O. Box 22

Sebago, ME 04029

Attention:   Jack Ross

Email:   jack@synergychc.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

One Financial Center, Suite 3500

Boston, MA 02111

Attention:    James W. Bartling, Esq.

Telephone:    (617) 217-4692

Email:     jim.bartling@nelsonmullins.com

if to the Administrative Agent or the Collateral Agent, to it at the
following address:

ACP Agency, LLC

c/o Acme Credit Partners, LLC

600 Lexington Ave, 14th Floor
New York, New York 10022
Attention: Peter Eschmann
Telephone: 646-357-8385

Email: peschmann@acmecreditpartners.com

in each case, with a copy to:

KTBS Law LLP

1801 Century Park East, 26th Floor

Los Angeles, CA 90067

Attention: David A. Fidler, Esq.

Telephone: 310-407-4000

Fax: 310-407-9090

Email: dfidler@ktbslaw.com

All notices or other communications sent in accordance with this Section 11.1, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further, that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b) Electronic Communications.

(i) Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II, if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 11.2. Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender, reduce the principal (but not any mandatory or voluntary prepayment) of, or reduce the interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender (other than the Applicable Premium), or postpone or extend any scheduled date fixed for any payment of principal (but not mandatory or voluntary prepayment) of, or interest or fees (other than the Applicable Premium) on, the Loans payable to any Lender, in each case, without the written consent of each Lender directly and adversely affected thereby;

(ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or any Guarantor, in each case, without the written consent of each Lender; or

(v) amend, modify or waive Section 4.2, Section 4.3 or this Section 11.2 without the written consent of each Lender directly and adversely affected thereby.

(b) Notwithstanding anything to the contrary in Section 11.2(a):

(i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.1 and 4.2) that permits any Loan Party or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 11.7 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii) any Control Agreement, Guaranty, Mortgage, Security Agreement, Canadian Security Documents, collateral access agreement, landlord waiver, or other agreement or document purporting to create or perfect a security interest in any of the Collateral (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect, or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof;

(iv) no consent of any Loan Party shall be required to change any order of priority set forth in Sections 2.5(d) and Section 4.3;

(v) the Administrative Agent will have the right to make Conforming Changes as set forth in Section 2.7(e) and/or Section 2.4(e) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document;

(vi) the Administrative Agent, the Incremental Term Loan Lenders and the Loan Parties may enter into an Incremental Amendment as provided in Section 2.13;

(vii) no Defaulting Lender or Affiliate thereof shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents, and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender or Affiliate thereof); and

(viii) the Agents and the Loan Parties may enter into an amendment to this Agreement in connection with the Loan Parties’ entry of the ABL Facility in the sole discretion of the Agents.

(c) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 11.7. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

Section 11.3. No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 11.4. Expenses; Taxes; Attorneys’ Fees. The Borrower will pay on written demand, all reasonable and documented costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented fees, costs, client charges and expenses of counsel for the Agents (subject to the last sentence of this Section 11.4, and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.1(b) or the review of any of the agreements, instruments and documents referred to in Section 7.1(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent is expressly permitted or authorized to perform or cause performance of such covenant or agreement pursuant to such Loan Document, and the expenses of such Agent incurred in connection therewith shall be reimbursed on written demand by such Agent to the Borrower. The obligations of the Borrower under this Section 11.4 shall survive after the occurrence of the Termination Date, the discharge of any Liens granted under the Loan Documents and the termination of this Agreement and the other Loan Documents. Notwithstanding the foregoing, the fees, costs, client charges and expenses of KTBS Law LLP, as counsel to the Agents, invoiced to the Borrower prior to the Second Amendment Effective Date in the amount of $195,000 shall be deemed paid in full upon payment by the Borrower of the aggregate amount of $165,000 in three (3) equal installments of $55,000 each, which shall be paid (i) on or before the Second Amendment Effective Date, (ii) on or before the date that is thirty (30) days after the Second Amendment Effective Date, and (iii) on or before the date that is sixty (60) days after the Second Amendment Effective Date (each such installment, a “KTBS Installment Fee” and collectively, the “KTBS Installment Fees”); provided that, if the Borrower fails to pay any KTBS Installment Fee in full on its applicable due date, then the entire unpaid balance of the $195,000 (after giving effect to any KTBS Installment Fees actually paid prior to such failure) shall immediately become due and payable in full without further notice or demand.

Section 11.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 11.5 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 11.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.7. Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitments and any Loan made by it with the written consent of the Administrative Agent, and so long as no Event of Default has occurred and is continuing at the time of such assignment, the Borrower (such consent not to be unreasonably conditioned, withheld or delayed); provided, however, that no written consent of the Administrative Agent or the Borrower shall be required (i) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (ii) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(c) Assignments shall be subject to the following additional conditions:

(i) Each such assignment shall be in an amount which is at least $1,000,000 or in increments of $500,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $500,000 in excess thereof);

(ii) The parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and

(iii) No such assignment shall be made to (A) any Loan Party or any of their respective Affiliates, (B) any natural Person, or (C) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (C). In the event any such assignment is made, such assignment shall be null and void ab initio.

(d) Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least three Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent pursuant to Section 11.7(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

(i) If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j) Any Foreign Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.9(d).

(k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 9.8 or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Sections 2.9 and 2.10 with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that such participant (x) agrees to be subject to the provisions of Section 2.12 as if it were an assignee under Section 11.7(b); and (y) shall not be entitled to receive any greater payment under Section 2.9 or 2.10, with respect to any participation, than its participating Lender would have been entitled to receive.

(l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.

(m) For the benefit of each assigning Lender and each assignee party to an Assignment and Acceptance in respect of an assignment of any portion of the Loans and/or Commitments hereunder, each assigning Lender and each assignee and party to such Assignment and Acceptance may expressly authorize and designate either the Collateral Agent or Administrative Agent party to such Assignment and Acceptance as the transfer agent (either Agent acting in such capacity, the “Transfer Agent”) and the Transfer Agent shall accept such designation upon its execution and acceptance of the Assignment and Acceptance (such designation and acceptance, the “Transfer Agent Designation”). Upon a Transfer Agent Designation, (i) (x) an assignee party to an Assignment and Acceptance may make payments to an assignor thereunder by transferring funds to the deposit account of the Transfer Agent (the deposit account of the Transfer Agent, the “Transfer Agent Account”) in accordance with the wire instructions of the Transfer Agent Account as set forth in such Assignment and Acceptance and (y) upon receipt of such funds in its Transfer Agent Account, the Transfer Agent shall then disburse such funds from its Transfer Agent Account to the respective assigning Lender thereunder in accordance with the wire instructions of such assigning Lender on file with the Administrative Agent (each such assigning ~~Lender’s~~Lender’s account, an “Assignor Account”) and (ii) (x) an assigning Lender party to an Assignment and Acceptance may make payments to an assignee thereunder in respect of any closing or similar fees purchased by such assignee by transferring funds to the Transfer Agent Account and (y) upon receipt of such funds in its Transfer Agent Account, the Transfer Agent shall then disburse such funds from its Transfer Agent Account to the respective assignee thereunder in accordance with the wire instructions of such assignee as set forth in the Assignment and Acceptance (each such ~~assignee’s~~assignee’s account, an “Assignee Account”). The Transfer Agent acknowledges and agrees that it shall disburse funds from its Transfer Agent Account to the respective Assignor Account and/or the Assignee Account, as applicable, promptly, and in any event within one (1) Business Day of receipt. By accepting its designation as a Transfer Agent, such Transfer Agent agrees that it will perform the duties of a Transfer Agent in accordance with the terms of this Agreement.

Section 11.8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by fax or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.9. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 11.10. Consent to Jurisdiction; Service of Process and Venue.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

(c) Each Canadian Guarantor hereby irrevocably appoints Nelson Mullins Riley & Scarborough LLP (the “Process Agent”), with an office on the date hereof at 330 Madison Avenue, 27th Floor, New York, NY 10017 as its agent to receive on behalf of each Canadian Guarantor service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to each Canadian Guarantor, in care of the Process Agent at the address specified above for such Process Agent, and such Canadian Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Canadian Guarantor covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, each Canadian Guarantor irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 11.1. Nothing in this Section 11.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue any Canadian Guarantor in the country in which it is domiciled or in any other court having jurisdiction over such Canadian Guarantor or (ii) serve process upon any Canadian Guarantor in any manner authorized by the laws of any such jurisdiction.

Section 11.11. Waiver of Jury Trial, Etc. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 11.12. Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 11.13. No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 11.14. Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 11.15. Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrower’s use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and Collateral of the Borrower as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.

(b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 11.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The indemnities and waivers set forth in this Section 11.15 shall survive after the occurrence of the Termination Date, any discharge of any Liens granted under the Loan Documents and the termination of this Agreement and the other Loan Documents.

Section 11.16. Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.6 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 11.17. Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.1 have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 11.7.

Section 11.18. Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 11.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 11.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.18.

For purposes of this Section 11.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 11.19. Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 11.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 11.19); (iv) to any potential investors in such Lender or any of its Affiliates, so long as each such potential investor agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 11.19); (v) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vii) in connection with any litigation to which any Agent or any Lender is a party; (viii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (ix) to any other Person if such information is general portfolio information that does not identity the Loan Parties; or (x) with the consent of the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

Section 11.20. Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 11.21. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 11.22. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

Section 11.23. Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent’s Account in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative ~~Agent’s~~Agent’s Account in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Other Currency”), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess.

Section 11.24. Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 11.24 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.

Section 11.25. English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

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Exhibit B

Lender Warrant

(attached)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

SYNERGY CHC CORP.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (the “Warrant”) is issued as of the 24th day of March 2026, by Synergy CHC Corp., a Nevada corporation (the “Company”), to ACME CREDIT PARTNERS FUND I, LP (the “Holder”). The Holder is a lender under that certain Term Loan Credit Agreement, dated as of May 30, 2025, as amended (the “Credit Agreement”). All capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

1. Issuance of Warrant; Term; Price.

1.1. Issuance. Concurrently herewith, the Company is executing a Second Amendment to the Credit Agreement and this Warrant is being issued to enhance the security of the collateral for the due and punctual payment and performance by the Loan Parties of all of the Obligations under the Credit Agreement and the other Loan Documents (collectively, the “Secured Obligations”). In consideration of Holder’s agreement to purchase the Shares, the Company hereby grants to Holder the right to purchase Three Million (3,000,000) shares of the Company’s common stock (the “Common Stock”). The shares of Common Stock or other securities for which this Warrant may be exercisable from time to time shall be referred to herein as the “Warrant Stock.” The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the “Shares.” The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the Securities and Exchange Commission (the “Commission”) that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration statement, the Company shall: (i) use best efforts to make and keep adequate public information available, as required by clause (c) of Rule 144, (ii) use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) furnish, or otherwise make available to the Holder so long as the Holder owns Warrant Stock, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Holder may reasonably request in connection with the sale of Common Stock without registration. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

1.2 Term; Exercise. This Warrant shall have a term of ten years and will become exercisable upon a Qualified Event of Default. For purposes of this Warrant, a “Qualified Event of Default” shall mean the occurrence of any Event of Default under Section 8.1(a) of the Credit Agreement. Upon the occurrence of the indefeasible payment, performance and satisfaction in full of all Secured Obligations, this Warrant shall terminate.

1.3 Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to $0.00001.

2.  Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as follows.

2.1. Dividends in Stock Adjustment. In case at any time or from time to time on or after the date on which this Warrant is exercisable for Warrant Stock and while this Warrant is outstanding and unexpired, the holders of the Warrant Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would have been entitled to receive if it had exercised this Warrant on the date hereof and thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2. Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any merger, consolidation or reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, merger, consolidation or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3. Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 2.

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2.4 Other Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

5. Company Representations and Covenants. The Company represents and warrants to the Holder that this Warrant is duly authorized, validly issued, fully paid and non-assessable with respect to the issue thereof. The Company covenants that during the period this Warrant is exercisable, the Company will take all actions necessary to reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant, free from preemptive rights or any other contingent purchase rights. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

6. Exercise of Warrant; Holder’s Exercise Limitations; Stockholder Warrant Approval.

6.1 Exercise. After a Qualified Event of Default, this Warrant may be exercised by Holder, in whole or in part, at any time or from time to time, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall cause its transfer agent to issue and deliver to the person or entity entitled to receive the same shares equal to the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant. The Company shall take all actions as may be necessary to ensure that the Warrant Stock issuable upon exercise of this Warrant is issued without violation by the Company of its organizational documents, any applicable law or governmental regulations. The Company shall pay all expenses in connection with, and all taxes (excluding taxes based on income) and other governmental charges that may be imposed with respect to, the issuance or delivery of the Warrant Stock upon exercise of this Warrant. If an exercise by Holder is for less than all of the Warrant Stock purchasable under this Warrant, the Company will as soon as reasonably practicable deliver to Holder a new Warrant or Warrants of like tenor, for the balance of the Warrant Stock purchasable hereunder.

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6.2 Holder’s Exercise Limitations. Until and unless Stockholder Warrant Approval is obtained, the Company shall not issue shares of Common Stock issuable upon exercise of this Warrant to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the applicable issuance of shares of Common Stock issuable upon such exercise of this Warrant (calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Upon the written or oral request of a Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. If on any attempted exercise of this Warrant, the issuance of Warrant Stock would exceed the amount of shares of Common Stock permitted by this Section 6.2, then the Company shall issue to Holder such number of Warrant Stock as may be issued pursuant to this Section 6.2. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6.3 Stockholder Warrant Approval. The Company covenants to seek stockholder approval of the exercise of this Warrant for any amount in excess of the Beneficial Ownership Limitation (the “Stockholder Warrant Approval”) at the next annual meeting of stockholders, which shall be held no later than June 30, 2026. The Company shall seek the Stockholder Warrant Approval in accordance with applicable law, the rules and regulations of the NASDAQ Stock Market, the Company’s certificate of incorporation and bylaws and Chapter 78 of the Nevada Revised Statutes, and the Company shall use its reasonable best efforts to solicit the Stockholder Warrant Approval and to cause the board of directors of the Company to recommend to the Company stockholders that they approve the Stockholder Warrant Approval.

7. Net Issue Election.

7.1. Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, after a Qualified Event of Default, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate Market Price of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date by (y) the Market Price of one share of Warrant Stock on the Conversion Date. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash in lieu of such fractional share as set forth in Section 3.

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7.2. Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). The Company shall cause its transfer agent to issue and deliver to the person or entity entitled to receive the same, the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2).

7.3. Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a share of Common Stock or, if different, Warrant Stock as of a particular date shall mean the official Nasdaq closing price of the Common Stock on the day of exercise, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or the over-the-counter market, the “Market Price” shall be the fair market value thereof as determined in good faith by the Company’s Board of Directors.

8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by a customary written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder or any fund managed or advised by the Holder or its affiliates, or a transfer to any lender, participant or assignee under the Credit Agreement, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. The Company shall, within a reasonable time and at its expense (other than Holder’s legal fees), instruct its transfer agent to remove any restrictive legend from any certificate or book-entry statement representing the Securities to be transferred as above provided if (a) such securities are sold or transferred pursuant to an effective registration statement, (b) such Shares are eligible for resale under Rule 144 without volume, manner-of-sale, or current public information requirements, or (c) the Holder provides a customary Rule 144 representation and, if reasonably requested, a legal opinion meeting the standards as provided above. The Company shall cooperate with the Holder and the transfer agent to facilitate the removal of legends and the settlement of any permitted transfer as provided above.

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10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of Nevada, without regard to the conflict of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Credit Agreement.

12. Amendment; Waiver. Any term of this Warrant may be amended, and any provision hereof waived, with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section shall be binding upon the Holder and the Company.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

SYNERGY CHC CORP.

By:
Name:
Title:

Agreed and accepted:

ACME CREDIT PARTNERS FUND I, LP

By: Acme Credit Investors LLC, its general partner

By: Acme Credit Partners LLC, its managing member

By:
Name:	Peter Eschmann
Title:	Managing Partner

[Signature Page to Common Stock Purchase Warrant]

The undersigned hereby irrevocably covenants to vote all shares of common stock of Synergy CHC Corp. beneficially owned by him (including any shares subsequently acquired, whether by purchase, option exercise, vesting, conversion, or otherwise) in favor of the “Stockholder Warrant Approval” referenced in the above Warrant.

____________________________

Jack Ross